PROSPECTUS SUPPLEMENT
(To Prospectus dated September 10, 2024)	Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-281862

Subscription Rights to Purchase Up to 2,392,344 Shares
of Class B Common Stock at $4.18 Per Share

RumbleOn, Inc., a Nevada corporation (the “Company,” “RumbleOn,” “we,” “us,” or “our”), is distributing at no charge to the holders of (i) our Class A common stock, par value $0.001 per share (“Class A common stock”), and (ii) Class B common stock, par value $0.001 per share (“Class B common stock” and, together with the Class A common stock, the “common stock”), in each case as of 5:00 p.m. ET on November 25, 2024 (the “Record Date”), non-transferable subscription rights (“Subscription Rights”) to purchase up to 2,392,344 shares of Class B common stock at price of $4.18 per share (the “Subscription Price”). The aggregate subscription value of all shares of Class B common stock available for purchase in the rights offering (the “Rights Offering”) is $10.0 million. Each holder of common stock (each, an “Eligible Stockholder”) will receive one Subscription Right for each share of our common stock owned as of the Record Date. We will not issue any fractional shares of Class B common stock in the Rights Offering. Accordingly, as each Subscription Right represents the right to purchase 0.0677 shares of Class B common stock, an Eligible Stockholder must hold at least 15 shares of Class A common stock or Class B common stock to receive sufficient Subscription Rights to purchase at least one share of Class B common stock in the Rights Offering. The Subscription Rights are not transferable, and there will be no public market for the Subscription Rights. Further, Eligible Stockholders will not be entitled to exercise an over-subscription privilege to purchase additional shares of Class B common stock that may remain unsubscribed as a result of any unexercised Subscription Rights.

The purpose of the Rights Offering is to raise equity capital and provide all of our Eligible Stockholders the opportunity to participate on a pro rata basis. The net proceeds from the Rights Offering will be used for general corporate purposes, which may include repayment of the Company’s convertible senior 6.75% promissory notes due January 1, 2025 (the “2025 Notes”). The proceeds raised will also satisfy, in part, the additional capital financing obligations of the Company pursuant to Amendment No. 9 to the Oaktree Credit Agreement (as defined below).

The Subscription Rights will be distributed and exercisable beginning on the date hereof. The Subscription Rights will expire and will have no value if they are not exercised prior to the expiration time for the Rights Offering (the “Expiration Time”), which is currently expected to be 5:00 p.m. ET, on December 12, 2024, unless we extend the period for exercising the Subscription Rights. You should carefully consider whether or not to exercise your Subscription Rights before the Expiration Time. You may not revoke the exercise of a Subscription Right after receipt of the payment of the Subscription Price as described in this prospectus supplement. We reserve the right to terminate the Rights Offering at any time before the Expiration Time and for any reason.

On the date hereof, we entered into a support and standby purchase agreement (the “Support and Standby Purchase Agreement”) with Stone House Capital Management, LLC, which is managed by Mark Cohen, a director of the Company (together with its affiliates, the “Standby Purchaser”), and Mark Tkach and William Coulter (the “Support Purchasers” and, together with the Standby Purchaser, the “Investors”), each of whom is a holder of our Class B common stock. The Support and Standby Purchase Agreement provides that (i) the Standby Purchaser will purchase from the Company in a private placement (the “Backstop Private Placement”) any shares of Class B common stock included in the Rights Offering that are not subscribed for and purchased by Eligible Stockholders (collectively, the “Backstop Securities”) for the same per share Subscription Price payable by the Eligible Stockholders electing to exercise their Subscription Rights in the Rights Offering; and (ii) each of the Support Purchasers will exercise all of his respective Subscription Rights in full prior to the Expiration Time. The Backstop Securities will be issued to the Standby Purchaser in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Standby Purchaser is entitled to customary registration rights in respect of the Backstop Securities. Other than reimbursement of legal and other fees by us, the Investors will not receive any fees or other consideration in connection with the Support and Standby Purchase Agreement.

As a result of the Rights Offering and the Support and Standby Purchase Agreement (collectively, the “Rights Offering Transactions”), the ownership interests of the Standby Purchaser in the Company are likely to increase. If all of the Eligible Stockholders exercise their Subscription Rights in full, the ownership interests of the Standby Purchaser in the Company will remain the same, with the Standby Purchaser continuing to beneficially own approximately 18.1% of our Class B common stock. However, if none of the Eligible Stockholders (other than the Investors) exercise their Subscription Rights, the Standby Purchaser will beneficially own approximately 21.1% of our Class B common stock after the Rights Offering Transactions (assuming no additional shares of Class B common stock are issued by us prior to the closing of the Rights Offering).

There is no minimum number of shares of Class B common stock that we must sell in order to complete the Rights Offering. Eligible Stockholders who do not participate in the Rights Offering will continue to own the same number of shares as they do prior to the Rights Offering, but after the Rights Offering Transactions will own a smaller percentage of the total shares outstanding than they owned prior to Rights Offering. Subscription rights that are not exercised before the Expiration Time will expire and have no value.

We are distributing the Subscription Rights and offering the underlying shares of Class B common stock directly to you. We have not employed any brokers, dealers, or underwriters in connection with the solicitation or exercise of rights in the Rights Offering and no commissions, fees, or discounts will be paid in connection with the Rights Offering. Broadridge Corporate Issuer Solutions, LLC is acting as the subscription agent and information agent for the Rights Offering. Although certain of our directors, officers, and other employees may solicit responses from you, those directors, officers, and other employees will not receive any commissions or compensation for their services other than their normal compensation. Neither the Company, the Special Committee (as defined below) nor our board of directors (the “Board”) is making any recommendation as to whether or not you should exercise your Subscription Rights. You are urged to make your decision based on your own assessment of the Rights Offering, after considering your best interests and all of the information contained and incorporated by reference herein.

Our Class B common stock is listed on The Nasdaq Capital Market (“Nasdaq”) of the Nasdaq Stock Market LLC under the symbol “RMBL.” On November 25, 2024, the last reported sale price for our Class B common stock on the Nasdaq was $5.68 per share.

Investing in shares of Class B common stock involves risks. You should carefully review and consider the information contained in this prospectus supplement, including the risk factors beginning on page S-6 of this prospectus supplement, and the accompanying prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus supplement before exercising your Subscription Rights. See “Where You Can Find More Information” beginning on page S-46.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this Rights Offering, please call Broadridge Corporate Issuer Solutions, LLC, our information agent for this Rights Offering, at (888) 789-8409 (toll-free).

It is anticipated that delivery of the Class B common stock purchased in this Rights Offering will be made on or about December 17, 2024.

The date of this prospectus supplement is November 26, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

As permitted by the rules and regulations of the SEC, the registration statement of which the accompanying prospectus forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the prospectus or this prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the information incorporated by reference herein and in the accompanying prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties. All of the market data used in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and in the accompanying prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Although we believe that the information from these industry publications, surveys, and studies is reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Our business is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by us.

Neither the delivery of this prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in the accompanying prospectus is correct as of any date subsequent to the date hereof. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein, is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus supplement or the time of any exercise of the Subscription Rights. Our business, financial condition, results of operations, and prospects may have changed since such date. You should read the detailed information regarding us, our securities, and our financial statements and the notes to those statements appearing elsewhere in this prospectus supplement, the accompanying prospectus or incorporated herein by reference prior to making your investment decision.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, the Rights Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions.

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FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus supplement and the accompanying prospectus (or statements otherwise made by us or on our behalf from time to time in other filings with the SEC incorporated herein by reference) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These statements, which in some cases you can identify by terms such as “anticipates,” “believes,” “contemplates,” “continues,” “could,” “ensures,” “estimates,” “expects,” “intends,” “likely,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “shall,” “should,” “strategy,” “targets,” “will,” “would,” and similar expressions, are intended to identify forward-looking statements, relate to future events, or to our future operating or financial performance, and involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our future strategy, operations, cash flows, financial position, and economic performance including, in particular, future sales, competition, and the effect of economic conditions.

Although we believe that these forward-looking statements contained or incorporated by reference are based upon reasonable assumptions, these statements express opinions about future outcomes and non-historical information and are subject to a number of risks and uncertainties, many of which are beyond our control. In addition, in many cases they assume or are contingent on future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results, and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance.

There are a variety of factors that could cause actual results to differ from the forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the following factors:

●	our ability to consummate the Rights Offering and Backstop Private Placement on the terms described in this prospectus supplement, which is subject to the possibility that we may be unable to satisfy the conditions to the closing of the Rights Offering and Backstop Private Placement or that the Rights Offering or the Support and Standby Purchase Agreement may be terminated;

●	our ability to comply with the covenants contained in the Support and Standby Purchase Agreement, the Oaktree Credit Agreement (as defined below), and other contracts to which we are a party during the pendency of the Rights Offering;

●	our expectations related to the use of the net proceeds from the Rights Offering, our ability to implement the use of proceeds as currently expected, and our ability to achieve the anticipated benefits of such use of proceeds;

●	other risks to the consummation of the Rights Offering and the Backstop Private Placement, including the risk that any or all of such transactions will not be consummated within the expected time period or at all;

●	the material weaknesses in our internal control over financial reporting that we have identified in recent years, and our ability to remediate such weaknesses and to ensure that they do not affect our ability to accurately report our financial results;

●	the sensitivity of the powersports industry and our business to changes in general economic conditions and their effects on demand for our products and services;

●	highly competitive conditions in the powersports industry, and competitive pressures arising from existing and new companies;

●	our ability to acquire vehicles that satisfy consumer demand;

●	our ability to grow our business organically and through strategic acquisitions;

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●	any diversion of management’s attention in connection with acquisitions and other corporate transactions;

●	difficulties in integrating acquired businesses;

●	our significant indebtedness and the covenants in our debt agreements, which reduce our flexibility to respond to changing business and economic conditions;

●	the fact that the interest rates payable under our debt agreements have increased in the past and may continue to increase, which could increase our interest expense;

●	our ability to obtain additional financing or to refinance our outstanding indebtedness on satisfactory terms, if at all;

●	any inability to retain or attract qualified personnel;

●	any inability to develop, maintain, or market our brands;

●	any inability to drive traffic to our website;

●	any inability to grow our product offerings;

●	any failure of third parties to provide financing, extended protection products, or other products or services to our customers;

●	changes to the supply or prices of new or pre-owned vehicles;

●	climate change legislation or regulations restricting emission of greenhouse gases;

●	any failure to adequately protect personal information;

●	any failure to adequately protect our intellectual property, including our proprietary cash offer technology;

●	any failure to obtain or maintain adequate insurance coverage;

●	adverse conditions affecting one or more of the powersports manufacturers with which we hold franchises;

●	any change or deterioration in the relationship with the manufacturers of powersports vehicles we sell;

●	any reduction or discontinuation of sales incentive, warranty, or other promotional programs by manufacturers;

●	seasonality and weather trends; and

●	other factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly in the “Risk Factors” section, and in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.”

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement. The questions and answers set forth below do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and about our business, including potential risks related to the Rights Offering, our Class B common stock, and our business. Exercising the Subscription Rights and investing in shares of Class B common stock involve a high degree of risk. We urge you to carefully read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q and all other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus in its entirety before you decide whether to exercise your Subscription Rights.

Q:	What is the Rights Offering?

A:	We are distributing to you, at no charge, one non-transferable Subscription Right to purchase 0.0677 shares of Class B common stock at the Subscription Price for every share of our Class A common stock or Class B common stock that you owned as of the Record Date (which is at the close of business on November 25, 2024). You will have the right to elect to exercise the Subscription Rights we distribute to you during the period commencing on the date hereof and ending at the Expiration Time.

Q:	Who are the Eligible Stockholders who will participate in the Rights Offering?

A:	The Eligible Stockholders consist of the holders of the following securities of the Company as of the Record Date (the “Eligible Securities”):

●	Class A common stock; and

●	Class B common stock.

Q:	Why are we conducting the Rights Offering?

A:	The purpose of the Rights Offering is to raise equity capital and provide all of our Eligible Stockholders the opportunity to participate on a pro rata basis. The net proceeds from the Rights Offering will be used for general corporate purposes, which may include repayment of the 2025 Notes. The proceeds raised will also satisfy, in part, the additional capital financing obligations of the Company pursuant to Amendment No. 9 to the Oaktree Credit Agreement. See “Background of and Reasons for the Rights Offering” and “Use of Proceeds” in this prospectus supplement for more information.

Q:	Will fractional shares of Class B common stock be issued?

A:	No. We will not sell fractional shares of Class B common stock. Accordingly, as each Subscription Right represents the right to purchase 0.0677 shares of Class B common stock, an Eligible Stockholder must hold at least 15 shares of Class A common stock or Class B common stock to receive sufficient Subscription Rights to purchase at least one share of Class B common stock in the Rights Offering. Eligible Stockholders will only be entitled to purchase a whole number of shares of Class B common stock, rounded down to the nearest whole number of shares of Class B common stock. For example, if you owned 1,000 shares of our Class B common stock on the Record Date, you would be granted Subscription Rights to purchase an aggregate of 67 shares of Class B common stock (after rounding down to the nearest whole share) at the Subscription Price.

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Q:	How was the Subscription Price determined?

A:	The Subscription Price is equal to a 20% discount to volume-weighted average price (“VWAP”) of our Class B common stock over the 30 trading days ending on November 8, 2024, and was determined as part of a process conducted by a special committee comprised of independent and disinterested members of our Board (the “Special Committee”), which led to the arms-length negotiation of, and our entry into, the Rights Offering Term Sheet (as defined below), which required that the Subscription Price for all Eligible Stockholders be set at the lower of a (i) 20% discount to the 30-day VWAP of our Class B common stock immediately prior to the date of the Rights Offering Term Sheet and (ii) 20% discount to the 10-day VWAP of our Class B common stock immediately prior to the date of execution of the Support and Standby Purchase Agreement.

In determining the Subscription Price for the Rights Offering, the Special Committee, management and advisors, considered a number of factors, including, among others, the likely cost of capital from other sources and general conditions of the securities markets, the price per share at which the Investors were willing to enter into the Support and Standby Purchase Agreement in the Rights Offering, information provided by an independent third-party firm retained to provide capital markets advisory services to the Special Committee in connection with the Rights Offering, historical and current trading prices for our Class B common stock, including on a volume weighted average share price basis over certain periods, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee also reviewed a range of subscription prices in various prior rights offerings of public companies. On November 25, 2024, the last trading day before the Subscription Price was determined, the closing price of our Class B common stock on Nasdaq was $5.68 per share. See “Background of and Reasons for the Rights Offering.”

The Subscription Price does not necessarily reflect the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the Subscription Price to be an indication of the fair value of the Class B common stock. See “Determination of the Subscription Price” in this prospectus supplement for more information.

Q:	What is a Subscription Right?

A:	Each Subscription Right will entitle our Eligible Stockholders to purchase 0.0677 shares of Class B common stock at the Subscription Price, which is payable in cash. We have granted to you, as an Eligible Stockholder as of the Record Date, one Subscription Right for every one share of our common stock held by or issuable to you at that time. For example, if you own 100 shares of our Class B common stock as of the Record Date, you will receive 100 Subscription Rights, each of which will entitle you to purchase 6 shares of Class B common stock (after rounding down to the nearest whole share) at the Subscription Price. You may exercise all or a portion of your Subscription Rights or you may choose not to exercise any Subscription Rights at all.

Q:	Will I also receive over-subscription rights in the Rights Offering?

A:	No. There will be no over-subscription rights in the Rights Offering.

Q:	How many shares of Class B common stock may I purchase if I exercise my Subscription Rights?

A:	Each Subscription Right will entitle the holder to purchase 0.0677 shares of Class B common stock at the Subscription Price, which shall be paid in cash. You may exercise any number of your Subscription Rights. You will not be able to purchase any fractional shares of Class B common stock in the Rights Offering. Accordingly, any fractional share of Class B common stock will be rounded down to the nearest whole share. As a result of this rounding, we cannot guarantee that you will receive the entire amount of shares of Class B common stock for which you subscribed.

Q:	Am I required to subscribe in the Rights Offering?

A:	No.

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Q:	Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?

A:	No. You may exercise any number of your Subscription Rights, or you may choose not to exercise any Subscription Rights.

Q:	What happens if I choose not to exercise my Subscription Rights?

A:	If you choose not to exercise your Subscription Rights, you will retain your current number of shares of Eligible Securities of the Company. If other stockholders exercise their Subscription Rights or if shares of Class B common stock are issued to the Standby Purchaser in the Backstop Private Placement, the percentage of our Class B common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.

Q:	If I am a holder of restricted stock units (“RSUs”), or stock options (collectively, “equity awards”) may I participate in the Rights Offering?

A:	No. Holders of equity awards on the Record Date will not be entitled to participate in the Rights Offering, except to the extent such equity awards have become fully vested and the Company has issued shares of our Class B common stock in respect thereof prior to the Record Date.

Q:	Will the equity awards of our employees, officers, and directors automatically convert into Class B common stock in connection with the Rights Offering?

A:	No, equity awards will not automatically convert into Class B common stock in connection with the Rights Offering. Holders of our equity awards, including outstanding restricted stock units and other unvested equity or equity-based incentives, whether or not granted under the RumbleOn 2017 Stock Incentive Plan (the “2017 Stock Incentive Plan”), will continue to hold such awards in accordance with the existing terms thereof.

Q:	How soon must I act to exercise my Subscription Rights?

A:	If you are an Eligible Stockholder and elect to exercise any or all of your Subscription Rights, the subscription agent must receive your completed and signed Subscription Rights certificate and payment prior to the Expiration Time, which currently is December 12, 2024, at 5:00 p.m., ET. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, your nominee may establish a deadline prior to the Expiration Time by which you must provide it with your instructions as to the exercise of your Subscription Rights and make payment for shares of Class B common stock. The Board may extend the Rights Offering one or more times, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld.

Q:	Does the Company need to achieve a minimum participation level in order to complete the Rights Offering?

A:	No. We may choose to consummate, amend, extend, or terminate the Rights Offering regardless of the number of shares of Class B common stock actually subscribed for by stockholders.

Q:	Can the Company terminate the Rights Offering?

A:	Yes. Our Board may terminate the Rights Offering at any time prior to the Expiration Time for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. If we terminate the Rights Offering, any money received from subscribing Eligible Stockholders will be refunded as soon as practicable, without interest on or deduction from any payments refunded to you.

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Q:	May I transfer my Subscription Rights if I do not want to purchase any shares of Class B common stock?

A:	No. The Subscription Rights are not transferable. You may not sell, transfer, or assign your Subscription Rights to anyone else. The sale or other transfer of any Eligible Securities after the Record Date but prior to the closing of the Rights Offering will not result in the transfer of any Subscription Rights.

Q:	When will the Rights Offering expire?

A:	The Subscription Rights will expire and will have no value if not exercised prior the Expiration Time, unless we decide to extend the Rights Offering until some later time or terminate it earlier.

Q:	Is there a guaranteed delivery period?

A:	No. There is no guaranteed delivery period in connection with the Rights Offering, so you must ensure that you properly complete all required steps prior to the Expiration Time, unless we decide to extend the Rights Offering to some later time or terminate it at an earlier time.

Q:	How do I exercise my Subscription Rights if I own shares in certificate form?

A:	You may exercise your Subscription Rights by properly completing and executing your subscription documents and Subscription Rights certificate and delivering them, together in full with the Subscription Price for each share of Class B common stock you subscribe for, to the subscription agent on or prior to the Expiration Time. If you use mail, we recommend that you use insured, postage prepaid, registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the Expiration Time.

If you send a payment that is insufficient to purchase the number of shares of Class B common stock you requested, or if the number of shares of Class B common stock you requested is not specified in the forms you submit, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the Expiration Time.

Q:	What form of payment is required to purchase shares of Class B common stock?

A:	As described in the instructions accompanying the Subscription Rights certificate, you must timely pay the full Subscription Price for the full number of shares of Class B common stock you wish to acquire upon exercise of your Subscription Rights by delivering to the subscription agent a U.S. Postal money order, certified check, bank draft, cashier’s check, uncertified personal check, or wire transfer of funds. Please do not send your payment directly to the Company.

Q:	What should I do if I want to participate in the Rights Offering but my shares are held in the name of my custodian bank, broker, dealer, or other nominee?

A:	If you hold Eligible Securities through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer, or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer, or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer, or other nominee the form entitled “Beneficial Owner Election Form”. You should receive this form from your custodian bank, broker, dealer, or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer, or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

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Q:	What should I do if I want to participate in the Rights Offering, but I am an Eligible Stockholder with a foreign address or an Eligible Stockholder with an Army Post Office or Fleet Post Office address?

A:	The subscription agent will not mail Subscription Rights certificates to you if you are an Eligible Stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your Subscription Rights, you must notify the subscription agent in writing no later than five business days prior to the Expiration Time. The Company will determine whether the Rights Offering may be made to any such Eligible Stockholder. If you do not follow these procedures by such time, your Subscription Rights will expire and will have no value.

Q:	Will I be charged a sales commission or a fee if I exercise my Subscription Rights?

A:	No. We will not charge a brokerage commission or a fee to Eligible Stockholders for exercising their Subscription Rights. However, if you exercise your Subscription Rights through a custodian bank, broker, dealer, or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer, or nominee.

Q:	Are there any conditions to my right to exercise my Subscription Rights?

A:	Yes. Your right to exercise your Subscription Rights is subject to the conditions described under “The Rights Offering — Conditions to the Rights Offering; Termination.”

Q:	Can the Board cancel, terminate, amend or extend the Rights Offering?

A:	Yes. Our Board may cancel, terminate, amend or extend the Rights Offering at any time prior to the Expiration Time for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. In addition, we may terminate the Rights Offering, in whole or in part, if at any time before the Expiration Time there is any judgment, order, decree, injunction, statute, law, or regulation entered, enacted, amended, or held to be applicable to the Rights Offering that in the sole judgment of our Board would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering.

Q:	Has the Board made a recommendation regarding the Rights Offering?

A:	No. Neither the Company, the Special Committee nor our Board is making any recommendation as to whether or not you should exercise your Subscription Rights. You are urged to make your decision based on your own assessment of the Rights Offering, after considering your best interests and all of the information contained and incorporated by reference herein, especially the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

Q:	Has the Company secured a backstop commitment for the Rights Offering?

A:	Yes. The Company has entered into a Support and Standby Purchase Agreement with the Investors, each of whom is a holder of our Class B common stock. The Support and Standby Purchase Agreement provides that (i) the Standby Purchaser will purchase from the Company the Backstop Securities in the Backstop Private Placement for the same per share Subscription Price payable by the Eligible Stockholders electing to exercise their Subscription Rights in the Rights Offering; and (ii) each of the Support Purchasers will exercise all of his respective Subscription Rights in full prior to the Expiration Time.

Q:	Will the Investors receive any compensation for entering into the Support and Standby Purchase Agreement?

A:	No. The Investors will not receive any compensation for entering into the Support and Standby Purchase Agreement or committing to purchase shares of Class B common stock pursuant to such agreement. The Investors are, however, entitled to receive reimbursement of reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, execution, and delivery of the Support and Standby Purchase Agreement and the transactions contemplated thereby, including reasonable and documented fees and disbursements of counsel to the Investors.

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Q:	Are there any conditions to the obligations of the Standby Purchaser and the Support Purchasers under the Support and Standby Purchase Agreement, or any termination rights under the Support and Standby Purchase Agreement?

A:	Yes. The obligations of the Standby Purchaser to purchase the Backstop Securities, and the Support Purchasers to exercise their full Subscription Rights pursuant to the Support and Standby Purchase Agreement are subject to certain customary closing conditions. The obligations of both the Company and the Investors are subject to (1) the completion of the Rights Offering (or, solely with respect to the Support Purchasers, commencement and, not abandonment or termination of the Rights Offering), (2) the absence of any judgment, injunction, decree, regulatory proceeding, or other legal restraint prohibiting or rendering illegal the consummation of the Backstop Private Placement or the transactions contemplated by the Support and Standby Purchase Agreement, (3) no suspension in trading of the Class B common stock having occurred on Nasdaq, and (4) with respect to the Standby Purchaser, delivery by the Company to the Standby Purchaser of an executed registration rights agreement. In addition, the obligations of the Company and each of the Investors are subject to the accuracy of the representations and warranties of the other party (subject to certain customary exceptions) and material compliance by the other party with its covenants under the Support and Standby Purchase Agreement.

The Support and Standby Purchase Agreement contains customary termination rights for the Company and the Investors. In particular, the Support and Standby Purchase Agreement may be terminated by mutual written consent of the parties thereto. In addition, any party may terminate the Support and Standby Purchase Agreement if the Rights Offering has not been consummated by December 31, 2024. The Support and Standby Purchase Agreement will also terminate if the Company terminates the Rights Offering which the Company is permitted to do, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld.

Q:	Have any directors or officers indicated that they intend to exercise Subscription Rights distributed to them?

A:	Other than Messrs. Cohen, Coulter and Tkach, our directors and executive officers who own Eligible Securities are permitted, but are not required, to participate in the Rights Offering on the same terms and conditions applicable to all stockholders. Any such director or executive officer who subscribes for shares of Class B common stock in the Rights Offering will pay $4.18 per share of Class B common stock, the same Subscription Price payable by all other Eligible Stockholders who exercise their Subscription Rights in the Rights Offering.

Q:	To what extent is it expected that the percentage ownership interests of the Investors in the Company will increase as result of the Rights Offering?

A:	As a result of the Rights Offering Transactions, the ownership interests of the Standby Purchaser in the Company may increase. If all of the Eligible Stockholders exercise their Subscription Rights in full, the ownership interests of the Standby Purchaser in the Company will remain the same, with the Standby Purchaser continuing to beneficially own approximately 18.1% of our Class B common stock. However, if none of the Eligible Stockholders (other than the Investors) exercise their Subscription Rights, the Standby Purchaser will beneficially own approximately 21.1% of our Class B common stock after the Rights Offering Transactions (assuming no additional shares of Class B common stock are issued by us prior to the closing of the Rights Offering).

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Q:	May Eligible Stockholders in all states participate in the Rights Offering?

A:	Although we intend to distribute the rights to all Eligible Stockholders, we reserve the right in some states to require Eligible Stockholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q:	Are there risks in exercising my Subscription Rights?

A:	The exercise of your Subscription Rights involves significant risks. Exercising your Subscription Rights means buying our Class B common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly in the “Risk Factors” section, and in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.”

Q:	How many shares of our Class B common stock will be outstanding after the Rights Offering?

A:	Assuming that all shares of Class B common stock offered in the Rights Offering will be sold at the Subscription Price to the Eligible Stockholders, we will issue a total of 2,392,344 shares of Class B common stock. In that case, assuming no additional shares of Class B common stock are issued by us prior to closing of the Rights Offering, we will have 37,713,298 million shares of Class B common stock outstanding after the Rights Offering. This would represent an increase of approximately 6.77% in the number of outstanding shares of Class B common stock.

The issuance of shares of our Class B common stock in the Rights Offering will dilute, and thereby reduce, your proportionate ownership interest in the Company, unless you fully exercise your Subscription Rights. In addition, the issuance of our Class B common stock at a Subscription Price that is less than the market price as of the Record Date will likely reduce the price per share of our Class B common stock held by you prior to the Rights Offering.

Q:	What will be the proceeds of the Rights Offering and how will they be used?

A:	Assuming that, upon consummation of the Rights Offering Transactions, all shares of Class B common stock offered in the Rights Offering are sold, we expect to receive aggregate gross proceeds of $10.0 million. The net proceeds from the Rights Offering will be used for general corporate purposes, which may include repayment of the 2025 Notes. The proceeds raised will also satisfy, in part, the additional capital financing obligations of the Company pursuant to Amendment No. 9 to the Oaktree Credit Agreement.

See “Use of Proceeds” in this prospectus supplement for a more complete description of the intended use of proceeds from the Rights Offering Transactions.

Q:	After I exercise my rights, can I change my mind and cancel my purchase?

A:	No. Once you exercise and send in your subscription documents, Subscription Rights certificate, and subscription payment, as provided herein, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about the Company that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase the underlying shares of Class B common stock at the Subscription Price.

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Q:	What are the material U.S. federal income tax consequences of my receipt and exercise of Subscription Rights?

A:	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of Subscription Rights to, and the exercise of Subscription Rights by, an Eligible Stockholder generally should be treated, for U.S. federal income tax purposes, as a non-taxable distribution. See “Material U.S. Federal Income Tax Consequences” in this prospectus supplement for more information. You should consult your tax advisor as to the particular consequences to you of the Rights Offering.

Q:	If the Rights Offering is not completed, for any reason, will my subscription payment be refunded to me?

A:	Yes. The subscription agent will hold all funds it receives in a segregated bank account until the Rights Offering is completed. If the Rights Offering is not completed, for any reason, any money received from subscribing Eligible Stockholders will be refunded in the form in which it was paid as soon as practicable, without interest on or deduction from any payments refunded. If your Eligible Securities are held in the name of a custodian bank, broker, dealer, or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your Eligible Securities because the subscription agent will return payments through the record holder of your Eligible Securities.

Q:	Will I receive interest on any funds I deposit with the subscription agent?

A:	No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or termination of the Rights Offering. If the Rights Offering is not completed for any reason, the subscription agent will return this money to subscribers, without interest on or deduction from any payments refunded, as soon as practicable.

Q:	If I exercise my Subscription Rights, when will I receive the shares of Class B common stock that I purchased in the Rights Offering?

A:	We will issue the shares of Class B common stock purchased in the Rights Offering to you in book-entry or uncertificated form of our Class B common stock purchased in the Rights Offering as soon as practicable after the Expiration Time.

Q:	When can I sell the shares of Class B common stock I received in the Rights Offering?

A:	If you exercise your Subscription Rights and receive shares of Class B common stock, you will be able to resell the shares once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, there may be a delay between the Expiration Time and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

Q:	To whom should I send my forms and payment?

A:	If your shares are held in the name of a custodian bank, broker, dealer, or other nominee, the nominee will notify you of the Rights Offering and provide you with the Rights Offering materials, including a form entitled “Beneficial Owners Election Form.” You should send the Beneficial Owner Election Form and payment, as provided therein, to the nominee, at the deadline that your nominee sets which may be earlier than the Expiration Time. You should contact your custodian bank, broker, dealer, or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

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If your shares are held in your name such that you are the record holder, then you should send your subscription documents, Subscription Rights certificate, and subscription payment, as provided herein, by first class mail or by overnight delivery to the subscription agent as follows:

First Class Mail:

Broadridge, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718

Overnight Delivery:

Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717

Your delivery in a different manner or to a different address or other than as set forth above will not constitute valid delivery. You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, Subscription Rights certificate, and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the Expiration Time.

Q:	Will the Rights Offering result in the Company “going private” for purposes of Rule 13e-3 of the Exchange Act?

A:	No. The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the Rights Offering, as described in this prospectus supplement, the Company’s Class B common stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and shares of such class will remain listed on the Nasdaq following completion of the Rights Offering.

Q:	What if I have other questions?

A:	If you have other questions about the Rights Offering, please contact our information agent by phone, e- mail, or mail at:

Broadridge, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
Toll Free: (888) 789-8409
E-mail: shareholder@broadridge.com

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before making an investment decision. You should carefully review this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, especially the risks of investing in our Class B common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and the accompanying prospectus, in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Overview

RumbleOn, Inc. is headquartered in the Dallas Metroplex and completed its initial public offering in 2017. We operate primarily through two operating segments, which are also our reportable segments for segment reporting: our powersports dealership group and Wholesale Express, LLC (“Express”), a transportation services provider. We were incorporated in 2013. We have grown primarily through acquisition, the largest to date being our 2021 acquisition of the RideNow business followed by our 2022 acquisition of the Freedom Powersports business. These acquisitions added 54 powersports dealerships to our Company.

We offer a wide selection of new and pre-owned motorcycles, all-terrain vehicles (“ATV”), utility terrain or side-by-side vehicles (“SXS”), personal watercraft (“PWC”), snowmobiles, and other powersports products, including parts, apparel, accessories, finance & insurance products and services (“F&I”), and aftermarket products from a wide range of manufacturers. Additionally, we offer a full suite of repair and maintenance services. As of September 30, 2024, we operated 56 retail locations with powersports franchises (motorcycles, ATVs, SXSs, PWCs, snowmobiles, and other powersports products) in Alabama, Arizona, California, Florida, Georgia, Kansas, Massachusetts, Nevada, North Carolina, Ohio, Oklahoma, South Dakota, Texas, and Washington.

We source high quality pre-owned inventory via our proprietary Cash Offer technology, which allows us to purchase pre-owned units directly from consumers.

Express provides asset-light brokerage services facilitating automobile transportation primarily between and among dealers. We provide services focused on pre-owned vehicles to clients in all 50 states through our established network of pre-qualified carriers.

Recent Developments

Support and Standby Purchase Agreement

On the date hereof, we entered into a Support and Standby Purchase Agreement with the Investors, each of whom is a holder of our Class B common stock. The Support and Standby Purchase Agreement provides that (i) the Standby Purchaser will purchase from the Company the Backstop Securities in the Backstop Private Placement for the same per share Subscription Price payable by the Eligible Stockholders electing to exercise their Subscription Rights in the Rights Offering; and (ii) each of the Support Purchasers will exercise all of his respective Subscription Rights in full prior to the Expiration Time. In connection with the Support and Standby Purchase Agreement, the Company and the Investors have agreed to enter into a registration rights agreement, pursuant to which the Investors will be entitled to customary registration rights in respect of (i) with respect to the Standby Purchaser, the Backstop Securities, and (ii) with respect to all Investors, the shares of our Class B common stock purchased by them pursuant to that certain Standby Purchase Agreement, dated as of November 25, 2023. Other than reimbursement of legal and other fees by us, the Investors will not receive any fees or other consideration in connection with the Support and Standby Purchase Agreement.

Financing Agreements

On November 11, 2024, the Company entered into certain financing agreements. For more information, see “Background of and Reasons for the Rights Offering – Pre-Owned Floor Plan Facility and SLB Commitment Letter”; “– Pre-Owned Floor Plan Facility”, “– SLB Transaction”, and “– Amendment No. 9 to the Oaktree Credit Agreement” in this prospectus supplement.

Corporate Information

We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038 and our telephone number is (214) 771- 9952. Our Internet website is www.rumbleon.com.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” because the market value of our stock held by non-affiliates is less than $250.0 million. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

SUMMARY OF THE RIGHTS OFFERING

This summary highlights selected information contained elsewhere in this prospectus supplement relating to the Rights Offering. This summary does not contain all of the information you should consider before investing in our Class B common stock. You should carefully read the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus supplement. See “The Rights Offering” in this prospectus supplement for more information.

Rights Offering

We are distributing to you, at no charge, one non-transferable Subscription Right to purchase 0.0677 shares of Class B common stock at the Subscription Price for every share of our Class A common stock or Class B common stock that you owned as of the Record Date (which is at 5:00 p.m. ET on November 25, 2024).  You will have the right to elect to exercise the Subscription Rights we distribute to you during the period commencing on the date hereof and ending at the Expiration Time.

Each Subscription Right gives our Eligible Stockholders the right to purchase 0.0677 shares of Class B common stock at the Subscription Price, which is payable in cash. If all Eligible Stockholders exercise their Subscription Rights in full, we would issue in connection with the Rights Offering Transactions, in the aggregate, a maximum of 2,392,344 shares of Class B common stock.  In the Backstop Private Placement, the Standby Purchaser has agreed to purchase any shares of Class B common stock that remain unsubscribed for in the Rights Offering.

You may exercise all or a portion of your Subscription Rights or you may choose not to exercise any of your Subscription Rights at all.

Eligible Stockholders	The Eligible Stockholders consist of the holders of the following securities of the Company as of the Record Date:

● Class A common stock; and

● Class B common stock.

Subscription Price	The Subscription Price is $4.18 per share, payable in cash.

Record Date	5:00 p.m., ET, on November 25, 2024.

Subscription Period	The Subscription Rights may be exercised at any time during the subscription period, which will commence on November 26, 2024, and will expire at 5:00 p.m., ET, on December 12, 2024, unless we extend such period. We will extend the duration of the Rights Offering as required by applicable law and may choose to extend the Rights Offering for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. Subscription rights that are not exercised by the Expiration Time will expire and will have no value.

No Fractional Shares	No fractional shares of Class B common stock will be issued upon the exercise of any Subscription Rights. Instead, we will round down the aggregate number of shares of Class B common stock you are entitled to receive to the nearest whole number.

Over-Subscription Rights	Eligible Stockholders will not be entitled to exercise an over-subscription privilege to purchase additional shares of Class B common stock that may remain unsubscribed as a result of any unexercised Subscription Rights.

Use of Proceeds	Assuming that, upon consummation of the Rights Offering Transactions, all shares of Class B common stock offered in such transactions are sold, we expect to receive aggregate gross proceeds of $10.0 million. The net proceeds from the Rights Offering will be used for general corporate purposes, which may include repayment of the 2025 Notes. The proceeds raised will also satisfy, in part, the additional capital financing obligations of the Company pursuant to Amendment No. 9 to the Oaktree Credit Agreement.

See “Use of Proceeds” in this prospectus supplement for a more complete description of the intended use of proceeds from the Rights Offering Transactions.

Procedures for Exercising Subscription Rights	To exercise your Subscription Rights, you must complete the rights certificate and deliver the certificate to the subscription agent before the Expiration Time. Your subscription must include full payment of the aggregate Subscription Price due upon exercise.

You are solely responsible for completing delivery to the subscription agent of your Subscription Rights certificate and payment of your aggregate Subscription Price. You should allow sufficient time for delivery of your Subscription Rights certificate and payment of the aggregate Subscription Price to the subscription agent so that the subscription agent receives them prior to the Expiration Time. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

See “The Rights Offering — Method of Exercising Subscription Rights” and “The Rights Offering — Method of Payment” in this prospectus supplement for more information.

Brokerage Account Stockholders	If you hold Eligible Securities through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer, or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer, or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer, or other nominee the form entitled “Beneficial Owner Election Form”. You should receive this form from your custodian bank, broker, dealer, or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer, or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

Fees and Expenses	We are not charging any fee or sales commission to issue Subscription Rights to you or to sell shares of Class B common stock to you if you exercise your Subscription Rights (other than the Subscription Price). If you exercise your Subscription Rights through a custodian bank, broker, dealer, or other nominee, you are responsible for paying any fees your nominee may charge you.

No Revocation of Exercise by Stockholders	All exercises of Subscription Rights are irrevocable.

Escrow of Funds	The subscription agent will hold the funds we receive from subscribers until we complete or terminate the Rights Offering.

Support and Backstop Commitment	Under the Support and Standby Purchase Agreement, (i) the Standby Purchaser will purchase from the Company the Backstop Securities in the Backstop Private Placement for the same per share Subscription Price payable by the Eligible Stockholders electing to exercise their Subscription Rights in the Rights Offering; and (ii) each of the Support Purchasers will exercise all of his respective Subscription Rights in full prior to the Expiration Time.

Director and Executive Officer Participation

Other than Messrs. Cohen, Coulter and Tkach, our directors and executive officers who own Eligible Securities are permitted, but are not required, to participate in the Rights Offering on the same terms and conditions applicable to all stockholders.  Any such director or executive officer who subscribes for shares of Class B common stock in the Rights Offering will pay $4.18 per share of Class B common stock, the same Subscription Price payable by all other Eligible Stockholders who exercise their Subscription Rights in the Rights Offering.

Ownership Interests of Investors

As a result of the Rights Offering Transactions, the ownership interests of the Standby Purchaser in the Company may increase.  If all of the Eligible Stockholders exercise their Subscription Rights in full, the ownership interests of the Standby Purchaser in the Company will remain the same, with the Standby Purchaser continuing to beneficially own approximately 18.1% of our Class B common stock. However, if none of the Eligible Stockholders (other than the Investors) exercise their Subscription Rights, the Standby Purchaser will beneficially own approximately 21.1% of our Class B common stock after the Rights Offering Transactions (assuming no additional shares of Class B common stock are issued by us prior to the closing of the Rights Offering).

No “Going Private” Transaction	The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act.

No Obligation to Participate in the Rights Offering	You are under no obligation to exercise your Subscription Rights to subscribe for any shares of Class B common stock in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

Transferability of Subscription Rights	The Subscription Rights are not transferable.

Cancellation, Termination, Amendment or Extension	We may cancel, terminate, amend or extend the terms of the Rights Offering or terminate or withdraw the Rights Offering at any time prior to the Expiration Time and for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. Any cancellation, amendment, termination or extension will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., ET, on the next business day after the previously scheduled Expiration Time.

No Recommendation	Neither our Board nor the Special Committee is making any recommendation regarding your exercise of Subscription Rights in the Rights Offering or the sale or transfer of the underlying shares of Class B common stock. Further, we have not authorized anyone to make any recommendation.

Market for Class B Common Stock	Our Class B common stock trades on Nasdaq under the symbol “RMBL.”

Shares of Class B Common Stock Outstanding Prior to Rights Offering Transactions	35,320,954 shares of Class B common stock were issued and outstanding as of November 21, 2024.

Shares of Class B Common Stock Outstanding After Completion of the Rights Offering Transactions	Assuming that, upon consummation of the Rights Offering Transactions, all shares of Class B common stock offered in such transactions are sold, 37,713,298 shares of Class B common stock will be outstanding after giving effect to such transactions (assuming no additional shares of Class B common stock are issued by us prior to the closing of the Rights Offering).

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-6 of this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before you make a decision as to the exercise of your Subscription Rights. See also “Where You Can Find More Information” on page S-46.

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, we intend to take the position that you should not recognize taxable income as a result of the distribution or exercise of your Subscription Rights in the Rights Offering. However, there is a lack of authority addressing the application of the Internal Revenue Code of 1986 (the “Code”) to distributions of Subscription Rights. As a result, the IRS or a court could view the receipt of Subscription Rights as a taxable distribution. See “Risk Factors — The receipt of Subscription Rights may be treated as a taxable distribution to you” and “Material U.S. Federal Income Tax Consequences” in this prospectus for more information. You should, and are urged to, seek specific advice from your personal tax advisor concerning the tax consequences of the Rights Offering applicable to your own tax situation.

Subscription Agent	Broadridge Corporate Issuer Solutions, LLC

Questions Regarding the Rights Offering and Information Agent	Questions regarding the Rights Offering should be directed to the information agent, Broadridge Corporate Issuer Solutions, LLC, at:

Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718 Toll Free: (888) 789-8409 E-mail: shareholder@broadridge.com

RISK FACTORS

Exercising your Subscription Rights to purchase shares of our Class B common stock in this Rights Offering involves a high degree of risk. Before you decide to exercise your Subscription Rights and invest in such shares, you should carefully consider the risks and uncertainties described below and those described in the filings we make with the SEC from time to time that are incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports and documents that we have filed or will file with the SEC after the date of this prospectus supplement which are incorporated by reference herein.

Our business, financial condition, and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In any such case, the trading price of our Class B common stock could fall, and you may lose all or part of the money you paid to exercise your Subscription Rights and buy our shares.

Risks Related to the Rights Offering

The Backstop Private Placement may be delayed or not occur at all for a variety of reasons, including the possibility that the Support and Standby Purchase Agreement is terminated prior to the completion of the Rights Offering.

The obligations of the Standby Purchaser to purchase the Backstop Securities, and the Support Purchasers to exercise their full Subscription Rights pursuant to the Support and Standby Purchase Agreement are subject to certain customary closing conditions. In particular, the obligations of the Investors are subject to the following conditions:

●	the completion of the Rights Offering (or, solely with respect to the Support Purchasers, commencement, and, not abandonment or termination of the Rights Offering);

●	the absence of any judgment, injunction, decree, regulatory proceeding, or other legal restraint prohibiting or rendering illegal the consummation of the Backstop Private Placement or the transactions contemplated by the Support and Standby Purchase Agreement;

●	no suspension in trading of the Class B common stock having occurred on Nasdaq;

●	with respect to the Standby Purchaser, delivery by the Company to the Standby Purchaser of an executed registration rights agreement;

●	the accuracy of the representations and warranties of the Company made in the Support and Standby Purchase Agreement (subject to certain customary exceptions); and

●	material compliance by the Company with its covenants under the Support and Standby Purchase Agreement.

The Support and Standby Purchase Agreement also contains customary termination rights for the Company and the Investors. In particular, the Support and Standby Purchase Agreement may be terminated by mutual written consent of parties. In addition, any party to the Support and Standby Purchase Agreement may terminate the agreement if the Rights Offering has not been consummated by December 31, 2024. The Support and Standby Purchase Agreement will also terminate if the Company terminates the Rights Offering which the Company is permitted to do, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld.

Therefore, the Backstop Private Placement may not be completed or may not be completed as quickly as expected. Failure to complete the Backstop Private Placement could adversely affect our business and the market price of our Class B common stock in a number of ways, including each of the following: we may fail to comply with covenants related to the Rights Offering contained in the Oaktree Credit Agreement; the market price of our Class B common stock may decline as a result of the fact that the Company does not have any assurance that it can raise equity capital pursuant to the backstop private; we have incurred, and will continue to incur, significant expenses for professional services in connection with the Rights Offering Transactions for which we will have received little or no benefit if such transactions are not consummated; and a failure of the Backstop Private Placement to be completed may result in negative publicity and/or give a negative impression of us in the investment community or business community generally.

We have invested and will continue to invest significant time, attention, and resources, and incur significant expenses, in connection with the Rights Offering Transactions. These investments and expenses may not return adequate value if the Rights Offering Transactions are ultimately not consummated or are unsuccessful.

We estimate that we will incur approximately $1.0 million in financial advisory, legal, and other expenses in connection with the Rights Offering Transactions. We will incur most, if not all, of these expenses even if the Rights Offering is not ultimately consummated or is unsuccessful, or the sale of shares of Class B common stock pursuant to the Support and Standby Purchase Agreement is unsuccessful. If we are unable to sell a sufficient number of shares of Class B common stock in the Rights Offering or pursuant to the Support and Standby Purchase Agreement, the reduction in proceeds of these transactions may result in our offering-related expenses exceeding the proceeds we receive or alternatively, the proceeds may be insufficient to meet our objectives.

Furthermore, preparations for the Rights Offering Transactions have been time-consuming and a diversion of management’s attention and resources. If the Rights Offering Transactions are ultimately not consummated or are otherwise unsuccessful, we could breach certain covenants in Amendment No. 9 to the Oaktree Credit Agreement, suffer an adverse impact on our reputation, might have lost opportunities to pursue certain other financing alternatives, and would need to seek other capital raising alternatives.

We are subject to significant covenants that apply to or during the pendency of the Rights Offering.

Under the Oaktree Credit Agreement, we are subject to performance covenants requiring the Company to receive aggregate capital investments of at least $30.0 million by January 1, 2025, consisting of (i) at least $10.0 million to be raised through the issuance of common equity or preferred equity, (ii) not less than $16.0 million of committed availability pursuant to the Pre-Owned Inventory Floor Plan Facility, and (iii) the net proceeds of the SLB Transaction, which are anticipated to be $4.0 million.

If we fail to comply with these covenants, an event of default will occur under the Oaktree Credit Agreement. There is no assurance that the lenders under the Oaktree Credit Agreement would waive the event of default or agree to amend the relevant covenants. If we did not obtain a waiver or amendment, the lenders could accelerate the debt under the Oaktree Credit Agreement and exercise remedies against the collateral, which includes substantially all of our assets. Any exercise of remedies against the collateral securing the Oaktree Credit Agreement could have a material adverse effect on our business, financial condition and results of operations, and could materially negatively impact the price of our Class B common stock.

We have incurred significant indebtedness, which could adversely affect us, including our business flexibility.

We have a substantial amount of debt, which has had and will continue to have the effect, among other things, of reducing our flexibility to respond to changing business and economic conditions. We have various operating and financial covenants under our debt agreements that may limit our operating flexibility due to the need to manage operations with a view to satisfying these covenants at the applicable date of determination. We have incurred and expect to continue to incur a substantial amount of interest expense. Our level of indebtedness, including the applicable interest payments, could also reduce funds available for working capital, capital expenditures, and other general corporate purposes, and may create competitive disadvantages for us relative to competitors with lower debt levels. If our financial performance does not meet our current expectations, then our ability to service our indebtedness may be adversely impacted.

At June 30, 2024, the Company was not in compliance with certain leverage ratio financial covenants under the Credit Agreement as of such date. On August 6, 2024, the Company entered into Amendment No. 8 to the Credit Agreement, which, among other things, revised the applicable leverage ratios, increased the minimum liquidity covenant, required a compliance certificate to be delivered upon any full or partial cash settlement of the convertible senior 6.75% promissory notes due January 1, 2025, and extended the additional 0.5% of interest through March 31, 2025. Amendment No. 8 was made effective as of June 30, 2024 and the lenders agreed that no event of default existed from such financial covenants as of such date.

At September 30, 2024, the Company was in compliance with the leverage ratio financial covenants under the Credit Agreement. However, as of such date we determined that we may need additional capital and/or relief from certain financial covenants in the future. Accordingly, on November 11, 2024, the Company entered into Amendment No. 9 to the Credit Agreement, which provided the Company with revised financial covenants through June 30, 2026, permitted the Company to enter into the Rights Offering Term Sheet (as defined below) and Pre-Owned Floor Plan Facility (as defined below) and SLB Commitment Letter (as defined below) and permitted the Company to pay the convertible senior 6.75% promissory notes due January 1, 2025. The additional 0.5% of interest previously extended through March 31, 2025 will terminate on December 31, 2024.

The Company has established internal controls in place to monitor compliance with the financial covenants. In the event that the Company is unable to comply with the financial covenants in the future, there is no assurance that the Company will be able to obtain an amendment or waiver of such financial covenants. The failure to meet financial covenants under the Credit Agreement, or to obtain an amendment or waiver, would have a material adverse effect on our business, financial condition, and results of operations.

The Subscription Price determined for the Rights Offering and the purchase price under the Support and Standby Purchase Agreement may not be indicative of the fair value of our Class B common stock.

The Subscription Price is equal to an approximately 20% discount to VWAP of our Class B common stock over the 30 trading days ending on November 8, 2024, and was determined as part of a process conducted by the Special Committee, which led to the arms-length negotiation of, and our entry into, the Rights Offering Term Sheet (as defined below), which required that the Subscription Price for all Eligible Stockholders be set at the lower of a (i) 20% discount to the 30-day VWAP of our Class B common stock immediately prior to the date of the Rights Offering Term Sheet and (ii) 20% discount to the 10-day VWAP of our Class B common stock immediately prior to the date of execution of the Support and Standby Purchase Agreement.

In determining the Subscription Price for the Rights Offering, the Special Committee, management and advisors, considered a number of factors, including, among others, the likely cost of capital from other sources and general conditions of the securities markets, the price per share at which the Investors were willing to enter into the Support and Standby Purchase Agreement in the Rights Offering, information provided by an independent third-party firm retained to provide capital markets advisory services to the Special Committee in connection with the Rights Offering, historical and current trading prices for our Class B common stock, including on a volume weighted average share price basis over certain periods, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. In conjunction with its review of these factors, our Special Committee also reviewed a range of subscription prices in various prior rights offerings of public companies. On November 25, 2024, the last trading day before the Subscription Price was determined, the closing price of our Class B common stock on Nasdaq was $5.68 per share.

The Subscription Price does not necessarily reflect the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the Subscription Price to be an indication of the fair value of the common stock.

Further, the market price of our Class B common stock could decline during or after the Rights Offering, and you may not be able to sell shares of our Class B common stock purchased in the Rights Offering at a price equal to or greater than the price you paid, or at all. We do not intend to change the Subscription Price or the terms of the securities in response to fluctuations in the trading price of shares of our Class B common stock, if any, prior to the closing of the Rights Offering.

Whether or not you exercise your Subscription Rights to purchase shares of Class B common stock in this Rights Offering, you may suffer immediate dilution of your investment.

Up to a maximum of 2,392,344 shares of Class B common stock are issuable pursuant to the Rights Offering Transactions. Accordingly, if you do not exercise your Subscription Rights in full, your interest in us will be significantly diluted upon completion of the Rights Offering Transactions. In addition, if you do exercise your Subscription Rights and the Subscription Price is less than the fair value of our Class B common stock, you would experience immediate dilution of the value of your subscription shares relative to what your value would have been had our Class B common stock been issued at fair value. This dilution could be substantial.

See “Dilution” in this prospectus supplement for more information on the dilution that you will experience immediately after this Rights Offering.

The Rights Offering may cause the price of our Class B common stock to decline.

The Rights Offering and its terms, including the Subscription Price, together with the number of shares of Class B common stock we could issue if the Rights Offering Transactions are completed, may result in a decrease in the trading price of our Class B common stock. Any decrease in the trading price of our Class B common stock may occur before the Expiration Time and continue after consummation of the Rights Offering. If you exercise your Subscription Rights, and, afterwards, the trading price of our Class B common stock decreases below the $4.18 per share Subscription Price, you will have committed to buying shares of our Class B common stock at a price above the prevailing trading price and could have an immediate unrealized loss. There can be no assurances that the trading price of our Class B common stock will equal or exceed the Subscription Price at the time of exercise or at the Expiration Time or thereafter.

Further, if the holders of the shares received upon exercise of the Subscription Rights choose to sell some or all of their shares, the resulting sales could also depress the trading price of our Class B common stock. Accordingly, you may be able to purchase our shares of Class B common stock on the open market at a price below the Subscription Price.

We reserve the right to cancel, terminate, amend, or extend the Rights Offering at any time prior to the Expiration Time. If we terminate the Rights Offering, neither we, the subscription agent, your broker, nor any other party will have any obligation to you, except to return any payment of the Subscription Price you have made, which will not accrue interest.

We may decide not to proceed with the Rights Offering or amend or terminate the Rights Offering at any time prior to the Expiration Time and for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. The terms of the Rights Offering cannot be modified or amended after the Expiration Time, as may be extended from time to time.

You will not earn any interest on any payment of the Subscription Price you have made while it is being held by the subscription agent pending the closing of the Rights Offering, even if we amend the terms of the Rights Offering to extend the subscription period. If we cancel the Rights Offering, neither we nor the subscription agent will have any obligation with respect to the Subscription Rights, except to return to you, without interest or penalty, any payment of the Subscription Price that you have made.

You may not receive all or any of the shares of Class B common stock for which you subscribe in the Rights Offering.

Although we are distributing to each Eligible Stockholder one Subscription Right for each eligible security held as of the Record Date, no fractional shares of Class B common stock will be issued upon the exercise of Subscription Rights in this Rights Offering. Accordingly, any fractional share of Class B common stock will be rounded down to the nearest whole share. As a result of this rounding, we cannot guarantee that you will receive the entire amount of shares of Class B common stock for which you subscribed.

In addition, we are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any securities from holders of Subscription Rights who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state, or foreign laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares of Class B common stock you may elect to purchase by exercise of your Subscription Right in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those jurisdictions, in which case, if you are a resident in those jurisdictions or if you are otherwise prohibited by federal, state, or foreign laws or regulations from accepting or exercising the Subscription Rights, you will not be able to participate in the Rights Offering.

If you do not act promptly and follow the subscription instructions, your exercise of Subscription Rights may be rejected.

Eligible Stockholders who desire to purchase shares of our Class B common stock in this Rights Offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or before the Expiration Time. If you are a beneficial owner of Eligible Securities, you must act promptly to ensure that your custodian bank, broker, dealer, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent at or before the Expiration Time. We will not be responsible if your custodian bank, broker, dealer, or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent at or before the Expiration Time. Furthermore, if you are an Eligible Stockholder and you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not revoke your decision to exercise your Subscription Rights to purchase securities in the Rights Offering after you send us your Subscription Rights certificate.

If you exercise your Subscription Rights to purchase shares of Class B common stock in the Rights Offering and then change your mind, you may not revoke or change the amount of your exercise after you send in your required documents and payment, even if you subsequently learn information about us, our business, financial position, results of operations, and cash flows, or the Rights Offering, Support and Standby Purchase Agreement, Backstop Private Placement, and related transactions that is material or adverse or that you otherwise consider to be unfavorable.

The Subscription Rights to purchase shares of Class B common stock in the Rights Offering are not transferable, and there is no market for the Subscription Rights.

The Subscription Rights to purchase shares of Class B common stock in the Rights Offering are not transferable. You may not sell, transfer, or assign your Subscription Rights to anyone else. Because the Subscription Rights are not transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise (or cause your custodian bank, broker, dealer, or other nominee to exercise) your Subscription Rights and acquire the securities issuable thereunder, and such securities must appreciate in value, for you to potentially realize any value from your Subscription Rights.

You will not be able to resell any shares of our Class B common stock that you may receive pursuant to the exercise of Subscription Rights immediately upon the Expiration Time.

If you exercise your Subscription Rights, you may not be able to resell the Class B common stock purchased by exercising your Subscription Rights until you, or your custodian bank, broker, dealer, or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder in respect of the shares you purchased in the Rights Offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, including after all necessary calculations have been completed, there may be a delay between the Expiration Time of the Rights Offering and the time that the shares are issued.

Upon the completion of the Rights Offering Transactions, the Investors and their respective affiliates will continue to beneficially own a significant portion of our outstanding Class B common stock, and therefore have significant influence over the outcome of matters subject to stockholder approval, including a change of control, which could make our Class B common stock less attractive to some investors or otherwise harm our stock price.

As a result of the Rights Offering Transactions, the ownership interests of the Standby Purchaser in the Company may increase. If all of the Eligible Stockholders exercise their Subscription Rights in full, the ownership interests of the Standby Purchaser in the Company will remain the same, with the Standby Purchaser continuing to beneficially own approximately 18.1% of our Class B common stock. However, if none of the Eligible Stockholders (other than the Investors) exercise their Subscription Rights, the Standby Purchaser will beneficially own approximately 21.1% of our Class B common stock after the Rights Offering Transactions (assuming no additional shares of Class B common stock are issued by us prior to the closing of the Rights Offering).

The Investors hold approximately 54.1% of the Company’s voting power and are members of our Board of Directors. As a result, the Investors will continue to have significant influence over matters submitted to our stockholders for approval, including the election of directors and the approval of any merger, consolidation, or sale of all or substantially all of our assets. This concentration of voting power could delay, defer, or prevent a change in control or delay or prevent a merger, consolidation, takeover, or other business combination involving us on terms that other stockholders may desire, which, in each case, could adversely affect the market price of our Class B common stock. Also, in the future, these stockholders may acquire or dispose of shares of our Class B common stock and thereby increase or decrease their ownership stake in us. Significant fluctuations in the levels of ownership of our largest stockholders could impact the volume of trading, liquidity, and market price of our Class B common stock.

We are not making a recommendation as to whether you should participate in the Rights Offering.

Neither we nor our Board nor the Special Committee is making any recommendation regarding your exercise of Subscription Rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Stockholders who exercise Subscription Rights risk investment loss on new money invested. We cannot assure you that the trading price for our Class B common stock will be above the Subscription Price at the time of exercise or at the Expiration Time or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your Subscription Rights based on your own assessment of our business and the Rights Offering.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe, and intend to take the position, that the distribution of Subscription Rights to Eligible Stockholders should be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Code and the Treasury Regulations promulgated thereunder. However, the authorities governing transactions such as the Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering. Our position regarding the non-taxable treatment of the Subscription Rights distribution is not binding on the Internal Revenue Service (the “IRS”) or the courts. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Subscription Rights upon receipt would be taxable to holders of our common stock to which the Subscription Right is distributed as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a non-taxable return of capital to the extent of the holder’s tax basis in the common stock and then as capital gain. Each Eligible Stockholder is urged to consult with his, her, or its own tax advisor regarding the tax consequences of the Rights Offering applicable to such holder’s own tax situation. See “Material U.S. Federal Income Tax Consequences” in this prospectus for more information.

In administering this Rights Offering, we will be relying on statements, representations, and other information provided to us by third parties.

In administering the Rights Offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of Subscription Rights, and other third parties. If these statements or representations are false or inaccurate or if such third parties fail to provide necessary information when required, it may delay or otherwise negatively affect our or the subscription agent’s ability to administer this Rights Offering in accordance with the terms and conditions described in this prospectus supplement.

Risks Related to our Class B Common Stock

The market price of our Class B common stock has been, and may continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, before or after the Subscription Rights expire. In addition, the market price of our Class B common stock may decline after you exercise your Subscription Rights in this Rights Offering.

Our Class B common stock has experienced extreme volatility in recent periods. The fluctuations in the market price of our Class B common stock are in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce the price of our Class B common stock. These factors include, among other things, business conditions in our markets and the general state of the securities markets, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, and general economic and market conditions, such as recessions and downturns in the United States or global economy. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our Class B common stock, which may make it difficult for you to resell shares of our Class B common stock owned by you at times or at prices that you find attractive.

If securities analysts issue adverse or misleading opinions regarding our stock or cease to publish research or reports about our business, our stock price and trading volume could decline.

The trading market for our Class B common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property, or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

You may experience future dilution as a result of future equity offerings or other issuances of our shares of Class B common stock.

In order to raise additional capital, we may in the future offer additional shares of our Class B common stock or securities convertible into or exchangeable for our Class B common stock at prices that may not be the same as the price you paid in this Rights Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by Eligible Stockholders in the Rights Offering, and investors purchasing shares or other securities in the future could have rights superior to those purchased in this Rights Offering.

Sales of additional shares of our Class B common stock or securities convertible into shares of Class B common stock will dilute our stockholders’ ownership in us.

We have discretion in the use of a portion of the net proceeds from the Rights Offering Transactions. We may invest or spend such proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this Rights Offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have discretion in the application of the net proceeds from this Rights Offering.

Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class B common stock. Moreover, economic, business, and financial market conditions may require us to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Class B common stock to decline. We may invest the net proceeds from this Rights Offering, pending their use, in a manner that does not produce income or that loses value.

We do not currently or for the foreseeable future intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. As a result, any return on your investment in our common stock will be limited to the appreciation in the price of our common stock, if any.

We are currently subject to reduced reporting requirements so long as we are considered a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Class B common stock less attractive to investors.

We are currently subject to reduced reporting requirements so long as we are considered a “smaller reporting company.” We cannot predict if investors will find our common stock less attractive because we currently rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our Class B common stock and our stock price may be more volatile.

Anti-takeover provisions may limit the ability of another party to acquire us, which could adversely impact our stock price.

Nevada law and our charter, bylaws, and other governing documents contain provisions that could discourage, delay, or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders, which could cause our stock price to decline. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our Class B common stock.

USE OF PROCEEDS

Assuming that, upon consummation of the Rights Offering Transactions all shares of Class B common stock offered in such transactions are sold at the Subscription Price to the Eligible Stockholders or the Investors, we expect to receive aggregate gross proceeds of $10.0 million. After reduction for the anticipated expenses we will incur in connection with the Rights Offering Transactions, we expect to receive net proceeds from such transactions in the amount of approximately $9.0 million. The net proceeds from the Rights Offering will be used for general corporate purposes, which may include repayment of the 2025 Notes. The 2025 Notes bear an interest rate of 6.75% and will mature on January 1, 2025. The proceeds raised will also satisfy, in part, the additional capital financing obligations of the Company pursuant to Amendment No. 9 to the Oaktree Credit Agreement.

DILUTION

Purchasers of our Class B common stock in the Rights Offering will experience an immediate dilution to the extent of the difference between the price per share you pay in this Rights Offering and the net tangible book value per share of our Class B common stock immediately after the Rights Offering. Our historical net tangible book value as of September 30, 2024 was $(118.2) million, or $(3.34) per share (based upon 35,350,694 shares of our Class A common stock and Class B common stock outstanding). Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding.

After giving effect to the assumed sale in the Rights Offering Transactions of up to 2,392,344 shares of Class B common stock at a Subscription Price of $4.18 per share and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2024 would have been $(109.2) million, or $(2.89) per share. This represents an immediate increase in net tangible book value of $0.45 per share to existing stockholders and immediate reduction in net tangible book value of $1.29 per share to the Eligible Stockholders and the Standby Purchaser purchasing shares of our Class B common stock in the Rights Offering Transactions. The following table illustrates this per share dilution as of September 30, 2024 (assuming a fully subscribed for Rights Offering of 2,392,344 shares of our Class B common stock at a Subscription Price of $4.18 per share):

Subscription price per share of Class B common stock		$4.18
Net tangible book value per share as of September 30, 2024	$(3.34)
Increase in net tangible book value per share attributable to the Rights Offering Transactions	0.45
Pro forma net tangible book value per share after the Rights Offering Transactions		(2.89)
Dilution in net tangible book value per share to purchasers		$1.29

The number of shares of our outstanding Class B common stock reflected in the discussion and table above is based on 50,000 shares of Class A common stock and 35,300,694 shares of Class B common stock outstanding as of September 30, 2024, and excludes:

●	493,663 shares of our Class B common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

●	825,000 shares of our Class B common stock issuable upon the exercise of performance-based stock options granted as an inducement award to our chief executive officer;

●	449,972 additional shares of our Class B common stock available for future issuance as of September 30, 2024, under our 2017 Stock Incentive Plan, as amended;

●	1,302,000 shares of our Class B common stock issuable upon the conversion of the 2025 Notes; and

●	1,212,121 shares of our Class B common stock reserved for purchase under the 2023 Oaktree warrants (as defined below).

To the extent that outstanding restricted stock units become vested and are settled; new stock options, performance stock units, or restricted stock units are issued under our stock incentive plan; existing convertible notes are converted or, or new convertible notes are issued; existing warrants are exercised in accordance with their terms, or new warrants are issued; or we issue additional shares of Class B common stock for any other reason in the future, there could be further dilution to investors participating in this Rights Offering.

The completion of the Rights Offering is expected to result in adjustments to the conversion rate or exercise price, as applicable, of the Company’s outstanding 2025 Notes and warrants issued to the lenders under the Oaktree Credit Agreement (the “2023 Oaktree Warrants”).

Pursuant to the terms of the indenture governing the 2025 Notes, upon completion of the Rights Offering the 2025 Notes will have a conversion rate of 34.0317 shares of Class B common stock per $1,000 principal amount of 2025 Notes, which is equal to a conversion price of $29.38 per share. The indenture contains a “blocker provision” which provides that no holder (other than the depositary with respect to the 2025 Notes) or beneficial owner of 2025 Notes shall have the right to receive shares of Class B common stock upon conversion to the extent that, following receipt of such shares, such holder or beneficial owner would be the beneficial owner of more than 4.99% of the outstanding shares of Class B common stock.

Following the completion of the Rights Offering, the 2023 Oaktree warrants will have an exercise price of $11.09 per share of Class B common stock. None of the 2025 Notes or the 2023 Oaktree warrants is eligible to participate in the Rights Offering other than the participation of any 2025 Notes holders or 2023 Oaktree warrant holders that elect to convert their 2025 Notes or 2023 Oaktree warrants into shares of Class B common stock prior to the Record Date.

DETERMINATION OF THE SUBSCRIPTION PRICE

The Subscription Price is equal to an approximately 20% discount to VWAP of our common stock over the 30 trading days ending on November 8, 2024, and was determined as part of a process conducted by the Special Committee, which led to the arms-length negotiation of, and our entry into, the Rights Offering Term Sheet (as defined below), which required that the Subscription Price be set at the lower of a (i) 20% discount to the 30-day VWAP of our Class B common stock immediately prior to the date of the Rights Offering Term Sheet and (ii) 20% discount to the 10-day VWAP of our Class B common stock immediately prior to the date of execution of the Support and Standby Purchase Agreement.

In determining the Subscription Price for the Rights Offering, the Special Committee, management and advisors, considered a number of factors, including, among others:

●	the historical and current trading prices for our Class B common stock, including on a volume weighted average share price basis over certain periods;

●	our need for additional capital to permit us, under Amendment No. 9 to the Oaktree Credit Agreement, to repay the 2025 Notes;

●	the amount of proceeds desired and anticipated uses of proceeds;

●	alternatives available to us for raising capital, taking into account Nasdaq listing standards and other applicable regulations, and potential limitations on the amount of proceeds that may be available through such alternatives;

●	general economic and industry conditions and conditions in the securities markets;

●	pricing of similar transactions;

●	the price per share at which the Investors were willing to enter into the Support and Standby Purchase Agreement in the Rights Offering;

●	information provided by an independent third-party firm retained to provide capital markets advisory services to the Special Committee in connection with the Rights Offering;

●	the liquidity of our Class B common stock;

●	our desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis;

●	the terms contained in the Support and Standby Purchase Agreement; and

●	the levels of dilution to be experienced by non-participating stockholders as a result of the Rights Offering.

The Subscription Price should not be considered an indication of the actual value or future value of the Company or our Class B common stock. We cannot assure you that the market price of our Class B common stock will not increase or decrease during or after this Rights Offering.

THE RIGHTS OFFERING

The following is a description of the terms and conditions of the Rights Offering and assumes, unless specifically provided otherwise, that you are an Eligible Stockholder on the Record Date. If you hold your securities in a brokerage account or through a dealer or other nominee, please refer to “— Method of Exercising Subscription Rights” below.

Before deciding whether to exercise your Subscription Rights, you should carefully read this prospectus supplement and the accompanying prospectus in its entirety, including the information set forth under the heading “Risk Factors,” and the information that is incorporated by reference herein.

General

We are conducting the Rights Offering, in which we are distributing to the Eligible Stockholders, at no charge, non-transferable Subscription Rights to purchase an aggregate of 2,392,344 shares of our Class B common stock. The Subscription Rights will be evidenced by Subscription Rights certificates.

The Eligible Stockholders consist of the holders of the following securities of the Company as of the Record Date:

●	Class A common stock; and

●	Class B common stock.

You will receive one Subscription Right for each whole share of our Class A common stock or Class B common stock held by you as of the close of business on November 25, 2024, which is the Record Date. Each Subscription Right entitles you to purchase 0.0677 shares of Class B common stock at a Subscription Price of $4.18 per share. If all Eligible Stockholders exercise their Subscription Rights in full, we would issue in connection with the Rights Offering Transactions, in the aggregate, a maximum of 2,392,344 shares of Class B common stock.

You may purchase only whole shares of Class B common stock in the Rights Offering. We will not issue fractional shares of Class B common stock upon the exercise of any Subscription Rights distributed in this offering. Accordingly, as each Subscription Right represents the right to purchase 0.0677 shares of Class B common stock, an Eligible Stockholder must hold at least 15 shares of Class A common stock or Class B common stock to receive sufficient Subscription Rights to purchase at least one share of Class B common stock in the Rights Offering. Further, Eligible Stockholders will not be entitled to exercise an over-subscription privilege to purchase additional shares of Class B common stock that may remain unsubscribed as a result of any unexercised Subscription Rights.

The Subscription Rights may be exercised at any time during the Rights Offering subscription period, which will commence on November 26, 2024, and will expire at 5:00 p.m., ET, on December 12, 2024, unless we extend such period. You may exercise some, all, or none of your Subscription Rights.

The Rights Offering is supported and fully backstopped by the Investors pursuant to the Support and Standby Purchase Agreement. The Support and Standby Purchase Agreement provides that (i) the Standby Purchaser will purchase from the Company the Backstop Securities in the Backstop Private Placement for the same per share Subscription Price payable by the Eligible Stockholders electing to exercise their Subscription Rights in the Rights Offering; and (ii) each of the Support Purchasers will exercise all of his respective Subscription Rights in full prior to the Expiration Time.

Background of and Reasons for the Rights Offering

The following is a description of certain material facts and events, including deliberations of our Board of Directors (the “Board”) and the special committee of our Board (the “Special Committee”) leading to the commencement of the Rights Offering.

As of June 30, 2024, the Company was not in compliance with certain leverage covenants contained in that certain term loan agreement entered into on August 21, 2021 by and among, the Company, certain subsidiaries, Oaktree Fund Administration, LLC, as administrative agent and collateral agent (“Oaktree”), and certain other lenders thereto (as amended from time to time, the “Oaktree Credit Agreement”) or in compliance with the “Minimum EBITDA” financial covenant contained in that certain floor plan facility by and between the Company and J.P. Morgan (the “JPM Credit Line”).

On August 6, 2024, the Company and the other parties to the Oaktree Credit Agreement, which matures in August 2026, executed Amendment No. 8 to the Oaktree Credit Agreement effective as of June 30, 2024 (“Amendment No. 8”), pursuant to which the Company paid a one-time cash fee, agreed to additional 0.5% interest through March 31, 2025 and, effective as of June 30, 2024, among other things: (i) leverage ratios were revised and made less restrictive through December 31, 2024, (ii) the level of liquidity required by the minimum liquidity covenant was increased from $25.0 million to $30.0 million and (iii) the Company became obligated to submit a compliance certificate affirming compliance with certain leverage and liquidity tests upon any full or partial cash settlement of the Company’s issued and outstanding convertible senior 6.75% promissory notes due and payable as of January 1, 2025 (the “2025 Notes”). Following the execution of Amendment No. 8, the Company believed that it would be in compliance with all covenants under the Oaktree Credit Agreement for the next one-year period following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2024 on August 8, 2024.

On August 6, 2024, the Company and the other parties to the JPM Credit Line executed an amendment to the JPM Credit Line so as to revise the applicable financial covenants for the remainder of the term, which was extended from October 25, 2024 to December 31, 2024. Following the execution of the amendment to the JPM Credit Line, the Company believed that it would be in compliance with all covenants under the JPM Credit Line, as amended, for the remainder of the term.

In early September 2024, based upon continuing declines in new and used volumes of vehicles sold during 2024 and updated financial projections, coupled with the Company’s obligation to cash settle the 2025 Notes on January 1, 2025, management became uncertain as to whether the Company would be in compliance with all covenants under the Oaktree Credit Agreement over the next one year period following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2024 (the “3Q Form 10-Q”). If the Company could not represent that it would be in compliance with all covenants under the Oaktree Credit Agreement over the next one year following the filing of the 3Q Form 10-Q, then, under generally accepted accounting principles, the Company would be required to classify its obligations under the Oaktree Credit Agreement as current liabilities (rather than non-current liabilities) and to disclose substantial doubt about the Company’s ability to continue as a going concern in the 3Q Form 10-Q, which, in turn, could materially adversely affect the Company’s relationships with counterparties to floor plan facilities used to finance new and, to a lesser extent, pre-owned powersports vehicle inventory (collectively, “Floor Plan Facilities”) and original equipment manufacturers (“OEMs”). If the Company were to fail to preserve its relationships with counterparties to the Floor Plan Facilities or with OEMs, the Company’s reputation and business could be materially adversely impacted. Moreover, non-compliance with covenants under the Oaktree Credit Agreement, in the absence of a waiver, could result in a default that, if not cured or waived, could result in acceleration and repayment of all indebtedness outstanding under the Oaktree Credit Agreement and cross-default rights under other indebtedness.

On September 9, 2024, the Board met, and together with management, reviewed and discussed potential options to raise additional capital if necessary for the Company to comply with covenants contained in the Oaktree Credit Agreement, as well as potential options to refinance the Company’s existing capital structure. Following discussion, the Board determined to invite representatives of Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), an investment banking firm, to a future meeting of the Board in order to present their qualifications and preliminary views as to the Company’s capital structure and refinancing options.

On September 12, 2024, the Board met and, together with management and representatives of Houlihan Lokey, discussed the Company’s existing debt obligations and maturities, as well as the Company’s overall capital structure, including prospects and processes relating to a potential new credit facility or other refinancing, market check and/or rights offering of Class B common stock. Following discussion, in light of the fact that three of the seven members of the Board, namely Messrs. Cohen, Coulter and Tkach, or their respective affiliates, participated as backstop parties to the Company’s registered rights offering of Class B common stock conducted in 2023, the Board determined to form the Special Committee comprised of independent and disinterested directors, Becca Polak, Steve Pully and Michael Quartieri, and to delegate to the Special Committee full power and authority, to the fullest extent permitted by applicable law, with the following responsibilities: (a) to review and consider capital raising alternatives, whether in the form of additional indebtedness, debt securities or equity securities, (b) to evaluate whether to approve any financing, refinancing, recapitalization, exchange, tender, potential amendment or exchange of indebtedness (including any commitments with respect thereto) and, if it so determines, to approve any applicable agreements for and on behalf of the Company (including any applicable commitment fees, premiums or discounts with respect thereto), and (c) to evaluate and, if appropriate, approve any other transactions or arrangements in connection with any capital raising alternatives that constitute related-party transactions.

On September 19, 2024, the Special Committee met and, together with management, discussed potential short term capital options, including a potential unsecured debt facility and/or a potential rights offering, as well as disclosure considerations if the Company were unable to secure additional capital commitments prior to the filing of the 3Q Form 10-Q. In addition, on September 23 and 24, 2024, members of the Special Committee and management had discussions with each of Stone House Capital Management LLC, an affiliate of Mr. Cohen (“Stone House”), and Messrs. Coulter and Tkach relating to the Company’s short-term financing needs and potential options to secure additional capital commitments prior to the filing of the 3Q Form 10-Q.

On September 26, 2024, Stone House submitted a draft term sheet to the Company relating to a proposed registered rights offering of Class B common stock to be equally backstopped by Stone House and Messrs. Coulter and Tkach (the “September Common Stock Rights Offering Term Sheet”).

At September 30, 2024, the Company had:

●	$226.4 million of debt outstanding under the Oaktree Credit Agreement;

●	$38.8 million of debt outstanding under 2025 Notes; and

●	$5.7 million of debt outstanding under the JPM Credit Line and was not in compliance with the new Minimum EBITDA financing covenant contained therein.

In addition, as of September 30, 2024, the Company’s aggregate capacity under Floor Plan Facilities, including the JPM Credit Line, as amended, was $364.0 million, of which $242.5 million was used.

On September 30, 2024, the Special Committee met and, together with management, discussed the material terms and conditions contained in the September Common Stock Rights Offering Term Sheet and process considerations, including prospective outreach to other shareholders and whether to retain the assistance of financial advisors and outside legal counsel. At the meeting, the Special Committee authorized the retention of Akin Gump Strauss Hauer & Feld LLP (“Akin”).

On October 3, 2024, the Special Committee met and, together with management and Akin, discussed various liquidity options, including a potential sale of certain of the Company’s non-core assets, and asked management to prepare an updated cash forecast prior to engaging in any substantive discussions with (i) Stone House on the September Common Stock Rights Offering Term Sheet, (ii) other shareholders in connection with a potential rights offering or (iii) Oaktree in connection with a potential amendment to the Oaktree credit agreement (an “Oaktree Amendment”). In addition, the Special Committee discussed the potential retention of a financial advisor.

On October 9, 2024, the Special Committee met several times to interview various potential investment banks, including Houlihan Lokey, and discussed the retention of an investment bank.

On October 11, 2024, the Special Committee authorized and approved the engagement of Houlihan Lokey to assist the Special Committee with a rights offering, as well as with a refinancing of the Company’s debt.

On October 18, 2024, the Special Committee met and, together with management, discussed anticipated negotiations relating to the September Rights Offering Term Sheet with Stone House, as well as with Messrs. Coulter and Tkach, and an update on recent discussions between management and Oaktree relating to an Oaktree Amendment.

During the period October 21 to November 11, 2024, representatives of the Company and Oaktree had several discussions relating to an Oaktree Amendment.

On October 23, 2024, the Company paid off the outstanding balance under the JPM Credit Line. As a result, as of November 1, 2024, no additional amounts under the JPM Credit Line could be borrowed by the Company.

On October 31, 2024, Oaktree presented to the Company terms of an Oaktree Amendment that included relief to reset certain covenants, provided that the Company commit to obtain additional financing in the form of a new Floor Plan Facility, asset sales or from the issuance of unsecured debt, preferred stock or common stock or a combination thereof (collectively, “Additional Capital Financing”).

On November 1, 2024, the Special Committee met and, together with management and Akin, discussed the Oaktree Amendment terms received on October 31, 2024, Houlihan Lokey’s proposed engagement letter, and anticipated negotiations with Stone House, as well as Messrs. Coulter and Tkach, relating to Additional Capital Financing.

On November 3, 2024, the Special Committee met and, together with management and Akin, continued to discuss potential options to obtain Additional Capital Financing as required by the Oaktree Amendment terms received on October 31, 2024, including the prospect of obtaining Additional Capital Financing from Messrs. Cohen, Coulter and Tkach or their respective affiliates. In addition, on November 3, 2024, the Board met, and together with management, received a report from the Special Committee and discussed risks to the Company in the event that an Oaktree Amendment was not obtained prior to the filing of the 3Q Form 10-Q.

On November 4, 2024, the Special Committee met and, together with management and Akin, received an update on negotiations relating to an Oaktree Amendment and discussed related actions that could be pursued in order to satisfy the Additional Capital Financing requirement. The Special Committee and management discussed potential risks to the Company and its shareholders in the event that an Oaktree Amendment was not obtained prior to the filing of the 3Q Form 10-Q. Following discussion, the Special Committee authorized and directed representatives of the Company to contact certain holders of the 2025 Notes and, subject to the execution and delivery of an appropriate confidentiality agreement, ask whether such holders would consider extending the maturity date of the 2025 Notes.

On November 5, 2024, the Special Committee met twice and, together with management and Akin, received further updates and discussed next steps relating to negotiations with (i) Oaktree relating to an Oaktree Amendment, (ii) certain holders of the 2025 Notes relating to a possible extension of the maturity date of the 2025 Notes, as well as limitations on the Company’s ability to have further discussions due to the scope of the Company’s confidentiality agreement with such holders, and (iii) Messrs. Cohen, Coulter and Tkach relating to Additional Capital Financing. The Special Committee also discussed other potential alternatives to address the potential breach of liquidity covenants under the Oaktree Credit Agreement, including the possible sale of non-core assets and other alternatives.

On November 6, 2024, following discussions among representatives of the Company and Oaktree, Oaktree proposed revised terms of an Oaktree Amendment to reset certain covenants, amend interest rates and allow the Company to settle the 2025 Notes for cash on January 1, 2025, subject to certain terms and conditions, including that the Company agree that by December 1, 2024 that it will deliver firm no-outs commitment letter(s) to raise an agreed upon minimum amount of Additional Capital Financing, engage a financial advisor and pay an amendment fee to Oaktree.

On November 6, 2024, following discussions among representatives of the Company and Messrs. Coulter and Tkach, Messrs. Coulter and Tkach apprised the Company they were not willing to purchase additional equity in the Company and, instead, subject to definitive documentation, would be interested in providing the Company with a portion of the Additional Capital Financing in the form of a Floor Plan Facility and a sale leaseback. In addition, Stone House apprised the Company that it would be interested in providing the Company with the remainder of the Additional Capital Financing in the form of preferred equity or convertible notes.

On November 7, 2024, following discussions among representatives of the Company and Oaktree, Oaktree further revised the terms of an Oaktree Amendment so as to require that the Company agree that by December 1, 2024 it will deliver firm no-outs commitment letter(s) to raise $30 million of Additional Capital Financing in the form of (i) a capital raise of not less than $10 million in the form of preferred equity or common stock and (ii) $20 million of other capital, which may be in the form of $16 million Floor Plan Facility and up to $4 million from asset sales or the issuance of unsecured subordinated debt, preferred stock or common stock.

On November 7, 2024, Stone House submitted to the Company a draft term sheet relating to its proposed purchase by way of private placement of $10 million of convertible voting preferred stock (the “November Preferred Stock Private Placement Term Sheet”).

On November 8, 2024, the Special Committee formally engaged Houlihan Lokey. as its financial advisor and directed management and Akin to provide a draft commitment letter to Messrs. Coulter and Tkach relating to $20 million of Additional Capital Financing consisting of junior capital in the form of (i) a $16.0 million Floor Plan Facility and (ii) a $4.0 million sale leaseback (the “Pre-Owned Floor Plan Facility and SLB Commitment Letter”).

During the period of November 8 to November 11, 2024, the Special Committee and Messrs. Coulter and Tkach engaged in multiple negotiations with respect to the terms and conditions of the Pre-Owned Floor Plan Facility and SLB Commitment Letter, as well as interest by Messrs. Coult and Tkach to participate in a potential rights offering of common stock by the Company.

On November 8, 2024, Stone House revised certain terms contained in the November Preferred Stock Private Placement Term Sheet, including changes to certain economic terms and that the proposed issuance of $10 million of convertible voting preferred stock be conducted by way of a fully backstopped rights offering (rather than a private placement) (the “November Preferred Stock Rights Offering Term Sheet”).

During the period November 8 to November 10, 2024, the Special Committee, with the assistance of management, Akin and Houlihan Lokey, engaged in multiple negotiations with Stone House and its legal counsel relating to terms and conditions contained in the November Preferred Stock Rights Offering Term Sheet, including negotiations relating to interest rate, conversion rate, voting rights, redemption rights and whether such issuance would be conducted by way of a private placement, rights offering or both.

On November 10, 2024, the Special Committee met and, together with management and Akin, discussed the most recent terms and conditions proposed by Stone House in the November Preferred Stock Rights Offering Term Sheet, as well as the potential impact that such an issuance may have on the Company’s capital structure, including impact to the current market price of the Company’s Class B common stock and the Company’s ability to refinance its debt obligations in the future. After discussion, upon motion, duly seconded, the Special Committee unanimously determined to instead offer Stone House the right to backstop $6.4 million of a $10 million registered rights offering to be supported, in part, by Messrs. Coulter and Tkach. Later that evening, Stone House agreed to the offer, subject to mutual agreement of definitive documentation.

On November 11, 2024, in furtherance of the Special Committee’s offer to Stone House on November 10, 2024, Akin prepared and presented to Stone House and Messrs. Coulter and Tkach a draft term sheet relating to a $10 million rights offering of Class B common stock, which the parties negotiated throughout the day (the “Rights Offering Term Sheet”).

On November 11, 2024, the Special Committee unanimously authorized and approved, and the Company entered into, each of the Rights Offering Term Sheet, the Pre-Owned Floor Plan Facility and SLB Commitment Letter and Amendment No. 9 to the Oaktree Credit Agreement, each of which is more fully described below.

Rights Offering Term Sheet

On November 11, 2024, the Company, together with Stone House and Messrs. Coulter and Tkach, entered into a binding Rights Offering Term Sheet pursuant to which each of the parties agreed to enter into the Support and Standby Purchase Agreement, pursuant to which (i) Stone House agreed to (x) exercise its right to purchase all shares of Class B common stock available from the full exercise of Stone House’s (or its affiliates’ and related parties’) pro rata subscription rights prior to the expiration date of the Rights Offering and (y) if and only if the Rights Offering is not fully subscribed at the expiration date, all shares of Class B common stock included in the Rights Offering that remain unsubscribed for at the expiration date at the same price and on the same terms and conditions as other subscribers in the Rights Offering, and (ii) each of the Messrs. Coulter and Tkach, jointly and severally, agreed to exercise his respective right to purchase all shares of Class B common stock available from the full exercise of his pro rata subscription rights in the Rights Offering. Each of Stone House and Messrs. Coulter and Tkach are entitled to receive reimbursement of reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, execution, and delivery of the Rights Offering Term Sheet, the Support and Standby Purchase Agreement and the transactions contemplated thereby.

Pre-Owned Floor Plan Facility and SLB Commitment Letter

On November 11, 2024, the Company and Messrs. Coulter and Tkach entered into the Pre-Owned Floor Plan Facility and SLB Commitment Letter, pursuant to which each of Messrs. Coulter and Tkach have firmly committed to (i) provide a floor plan financing facility of not less than $16.0 million of total committed availability for pre-owned powersports vehicle inventory (the “Pre-Owned Floor Plan Facility”) and (ii) enter into a sale leaseback transaction with the Company (the “SLB Transaction”).

Pre-Owned Floor Plan Facility

The Pre-Owned Floor Plan Facility will consist of not less than $16.0 million total committed revolving availability made by Messrs. Coulter and Tkach or an entity or entities controlled by either or both of them, which may be borrowed, repaid and reborrowed from time to time in order to finance pre-owned powersports vehicle inventory. Any borrowings pursuant to the Pre-Owned Floor Plan Facility shall bear interest based on SOFR plus 5.00%. The Pre-Owned Floor Plan Facility will terminate on March 31, 2026, unless extended by agreement of the parties. The Company will use the net proceeds of the Pre-Owned Floor Plan Facility to finance the acquisition and carrying cost of pre-owned powersports vehicle inventory. The Pre-Owned Floor Plan Facility will be secured by a first priority security interest in the pre-owned powersports vehicle inventory financed thereunder. The Pre-Owned Floor Plan Facility will include customary representations, covenants and events of default for financing transactions of this nature. The Pre-Owned Floor Plan Facility is expected to close no later than December 1, 2024.

SLB Transaction

The SLB Transaction will consist of a sale by the Company of certain real property located in Daytona, Florida for $4.0 million and a subsequent triple-net lease back from the buyer at a lease rate of $25,666 per month of base rent plus a pass-through of triple-net charges, including property taxes, insurance, and maintenance and repair costs. The base rent will increase two percent annually. The term of the lease shall be for not less than ten years. The SLB Transaction is expected to close no later than December 31, 2024.

Amendment No. 9 to the Oaktree Credit Agreement

On November 11, 2024, the Company and other parties to the Oaktree Credit Agreement executed Amendment No. 9 to the Credit Agreement (Amendment No. 9”), pursuant to which, among other things: (i) the leverage ratios were revised and made less restrictive through June 30, 2026, (ii) the Company is permitted to consummate the transactions contemplated by each of the Rights Offering Term Sheet and the Pre-Owned Floor Plan Facility and SLB Commitment Letter and (iii) the Company is permitted to consummate full cash settlement of the 2025 Notes. In addition, the additional 0.5% of interest that had been extended through March 31, 2025 pursuant to Amendment No. 8 will terminate on December 31, 2024 and the Company will make a one-time payment in cash on January 2, 2025 of additional interest in an amount equal to 0.25% of the loan amount as of the effective date of Amendment No. 9.

In approving the Rights Offering Term Sheet and the transactions contemplated thereby, the Special Committee considered a number of factors, including the following:

●	The fact that the Rights Offering Term Sheet contemplates that the Company will conduct a fully supported and backstopped rights offering, which provides an opportunity for all of the eligible stockholders to participate in an equity raise on the same terms as negotiated, and is intended to ensure that the Company receives $10.0 million of gross proceeds;

●	The belief of the Special Committee that the investment terms agreed to by Stone House and Messrs. Coulter and Tkach reflect the best terms available to the Company under the circumstances and provide a reasonable degree of certainty in executing the Rights Offering;

●	The relative attractiveness and likelihood of a timely consummation of the Rights Offering to alternatives that are being or were considered, including the sale of certain non-core assets, cash generation initiatives undertaken by the Company, transactions contemplated by the November Preferred Stock Private Placement Term Sheet and the November Preferred Stock Rights Offering Term Sheet;

●	The recommendation of our senior management in favor of the Rights Offering;

●	The risks, costs, and uncertainties associated with the failure on the part of the Company to obtain Additional Capital Financing, including the inability to satisfy conditions contained in Amendment No. 9, potential defaults under the Oaktree Credit Agreement and related requirements to classify obligations under the Oaktree Credit Agreement as current liabilities (rather than non-current liabilities) in the 3Q Form 10-Q and related risks described above; and

●	Various other risks related to our financial condition and results of operations, as further described in the risk factors included elsewhere in this Prospectus Supplement and as set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive, but rather is meant to include the material factors considered. In view of the complexity and wide variety of factors that the Special Committee considered in connection with its evaluation of the Rights Offering Term Sheet, the Pre-Owned Floor Plan Facility and SLB Commitment Letter and Amendment No. 9, and the transactions contemplated thereby, the Special Committee did not find it practical, and did not attempt, to quantify, rank, or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. In considering approval of the transactions described above, individual directors may have given different weights to different factors.

On November 12, 2024, the Company issued a press release and a Form 8-K announcing the Company’s results of operations for its fiscal quarter ended September 30, 2024. In addition, the Company filed a Form 8-K and the 3Q Form 10-Q, each of which contained disclosure relating to material terms of, and the transactions contemplated by, each of the Rights Offering Term Sheet, the Pre-Owned Floor Plan Facility and SLB Commitment Letter and Amendment No. 9. As a result of the Rights Offering Term Sheet and the Pre-Owned Floor Plan Facility and SLB Commitment Letter, which collectively represent $30 million of incremental capital, and Amendment No. 9, the Company believes that it will be in compliance with all covenants under the Oaktree Credit Agreement, as amended by Amendment No. 9, for the next one-year period.

On November 15, 2024, the record date was set for the Rights Offering.

During the period November 18 to November 22, 2024, the Company, Stone House and Messrs. Coulter and Tkach and their respective legal counsel negotiated the terms and conditions of the Support and Standby Purchase Agreement and the Company and Stone House and their respective legal counsel negotiated the terms and conditions of the Registration Rights Agreement.

On November 25, 2024, the Special Committee recommended, and each of the Board and the audit committee of the Board approved, that the Company enter into the Support and Standby Purchase Agreement and issue the Rights.

On November 26, 2024, each of the Company, Stone House and Messrs. Coulter and Tkach entered into the Support and Standby Purchase Agreement. See “The Support and Standby Purchase Agreement” in this prospectus supplement for a more detailed description of the terms of the Support and Standby Purchase Agreement.

On November 26, 2024, the Company filed this prospectus supplement to its registration statement on Form S-3 relating to the Rights Offering.

Although we believe that the Rights Offering transactions will strengthen our financial condition, neither our Board nor the Special Committee is making any recommendation as to whether you should exercise your subscription rights.

Participation of Our Directors and Executive Officers

Our directors and executive officers who own Eligible Securities are permitted, but are not required (except, in the case of Messrs. Cohen, Coulter and Tkach, for his obligation to participate in the Rights Offering pursuant to the Support and Standby Purchase Agreement), to participate in the Rights Offering on the same terms and conditions applicable to all Eligible Stockholders. Any such director or executive officer who subscribes for shares of Class B common stock in the Rights Offering will pay $4.18 per share of Class B common stock, the same Subscription Price payable by all other Eligible Stockholders who exercise their Subscription Rights in the Rights Offering.

Subscription Price

The Subscription Price per share of Class B common stock will be $4.18. Subscribers must fund their subscriptions at the Subscription Price. For more information about how the Subscription Price was determined, see “Determination of the Subscription Price” in this prospectus supplement.

Expiration of the Rights Offering; Extension; Termination

You may exercise your Subscription Rights at any time prior to the Expiration Time, which is currently at 5:00 p.m., ET, on December 12, 2024. If you do not exercise your Subscription Rights before the Expiration Time, your Subscription Rights will expire and will have no value. We will not be required to sell shares of Class B common stock to you if the subscription agent receives your Subscription Rights certificate or payment after the Expiration Time, regardless of when you sent the Subscription Rights certificate and payment.

We may, in our sole discretion, extend the time for exercising the Subscription Rights at any time after the Record Date and before the Expiration Time. If the commencement of the Rights Offering is delayed for a period of time, the Expiration Time may be similarly extended. In addition, we will extend the duration of the Rights Offering as required by applicable law, and may choose to extend the duration of the Rights Offering for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. We may extend the Expiration Time by giving oral or written notice to the subscription agent on or before the scheduled Expiration Time. If we elect to extend the Expiration Time, we will issue a press release announcing such extension no later than 9:00 a.m., ET, on the next business day after the most recently announced Expiration Time.

We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. We also reserve the right to terminate the Rights Offering at any time prior to the Expiration Time for any reason. See “— Conditions to the Rights Offering; Termination” below for more information.

Conditions to the Rights Offering; Termination

Our Board may terminate the Rights Offering at any time prior to the Expiration Time for any reason, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld. In addition, we may terminate the Rights Offering, in whole or in part, if at any time before completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law, or regulation entered, enacted, amended, or held to be applicable to the Rights Offering that in the sole judgment of our Board would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may waive any of these conditions and choose to proceed with the Rights Offering even if one or more of these events occur. If we terminate the Rights Offering, in whole or in part, all affected Subscription Rights will expire without value and all subscription payments in the form in which received by the subscription agent will be returned in the form in which paid, without interest on or deduction from any payments refunded, as soon as practicable.

Exercise of Subscription Rights

To exercise your Subscription Rights, you must complete the rights certificate and deliver the certificate to the subscription agent before the Expiration Time. Your subscription must include full payment of the aggregate Subscription Price due upon exercise. You are solely responsible for completing delivery to the subscription agent of your Subscription Rights certificate and payment of your aggregate Subscription Price.

If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then the subscription agent will have the right to reject and return you subscription for correction. If your aggregate Subscription Price payment is greater than the amount you owe for exercise of your Subscription Right in full, the subscription agent will return the excess payment in the form in which it was made. You will not receive any interest on nor any deduction from any payments that are refunded to you.

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in our opinion or in the opinion of our counsel, be unlawful.

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified.

Method of Exercising Subscription Rights

Additional information regarding the exercise of Subscription Rights is as follows:

Subscription by Registered Holders

Each Eligible Stockholder who is a registered holder of our Class A common stock or Class B common stock as of the Record Date may exercise its Subscription Right by properly completing and executing the Subscription Rights certificate together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the Subscription Price for each share of Class B common stock for which it subscribes, to the subscription agent at the address set forth under the subsection titled “—Delivery of Subscription Materials and Payment” prior to the Expiration Time.

Subscription by DTC Participants

A bank, trust company, securities dealer, broker, or other nominee that holds shares of our Class B common stock on the Record Date as a nominee for more than one beneficial owner may exercise such beneficial owner’s Subscription Right through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such nominee may exercise the Subscription Right on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of Subscription Rights exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instructing DTC to charge the nominee’s applicable DTC account for the subscription payment for the new shares of Class B common stock to facilitate the delivery of the full subscription payment to the subscription agent. DTC must receive the subscription instructions and payment for the new shares of Class B common stock before the Expiration Time.

Subscription by Beneficial Owners

Eligible Stockholders who are beneficial owners of shares of our Class B common stock as of the Record Date and whose shares are registered in the name of a custodian bank, broker, dealer, or other nominee, or would prefer to have an institution conduct the transaction relating to the Subscription Rights on their behalf, should instruct their custodian bank, broker, dealer, or other nominee or institution to exercise their Subscription Rights and deliver all documents and payment, on their behalf, prior to the Expiration Time. An Eligible Stockholder’s Subscription Rights will not be considered exercised unless the subscription agent receives the subscription on a timely basis through DTC’s PSOP function.

Method of Payment

You must timely pay the full Subscription Price, in U.S. currency, for the full number of shares of Class B common stock at the Subscription Price you wish to acquire pursuant to the exercise of your Subscription Rights by delivering:

●	a wire transfer of immediately available funds to accounts maintained by the subscription agent (acting as Subscription Agent for RumbleOn, Inc.); or

●	a U.S. Postal money order, certified check, bank draft, cashier’s check, or uncertified personal check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”.

Subscription rights certificates received on or after the Expiration Time will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest on or deduction from any payments refunded.

The subscription agent will be deemed to receive payment upon:

●	receipt of collected funds wired in the subscription agent’s account; or

●	receipt by the subscription agent and settlement of a U.S. Postal money order, certified check, bank draft, cashier’s check, or uncertified personal check drawn upon a U.S. bank.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the Subscription Rights certificate carefully and strictly follow it. Do not send Subscription Rights certificates or payments of Subscription Price to the Company. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed Subscription Rights certificate and payment of the full Subscription Price. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

The method of delivery of Subscription Rights certificates and full payment of the Subscription Price to the subscription agent will be at the risk of the holders of Subscription Rights, but, if sent by mail, we recommend that the Subscription Rights certificates and payments be sent by registered mail, postage prepaid, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the Expiration Time.

Subscription Agent

The subscription agent for the Rights Offering is Broadridge Corporate Issuer Solutions, LLC. We will pay all of their fees and expenses related to the Rights Offering and have also agreed to indemnify them from certain liabilities that it may incur in connection with the Rights Offering.

Delivery of Subscription Materials and Payment

You should deliver your subscription documents, Subscription Rights certificate, and payment of the Subscription Price, as provided herein, or, if applicable, nominee holder certifications, to the subscription agent by first class mail or overnight delivery as follows:

First Class Mail:

Broadridge, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718

Overnight Delivery:

Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your Subscription Rights. You should direct any questions or requests for assistance concerning the method of subscribing for shares of common stock or for additional copies of this prospectus supplement or the accompanying prospectus to the information agent, by phone, e-mail, or mail as follows:

Broadridge, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
Toll Free: (888) 789-8409
E-mail: shareholder@broadridge.com

Funding Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of Class B common stock in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money until the Rights Offering is completed or is withdrawn or terminated. If the Rights Offering is terminated for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest on or deduction from any payments refunded, as soon as practicable.

No Guaranteed Delivery Period

There is no guaranteed delivery period in connection with the Rights Offering, so you must ensure that you properly complete all required steps prior to the Expiration Time, unless we decide to extend the Rights Offering to some later time or terminate it earlier.

Notice to Beneficial Holders

If you are a broker, a trustee, or a depositary for securities who holds shares of our Class B common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to find out their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owners with respect to their Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate Subscription Rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our Class B common stock for the account(s) of more than one beneficial owner, you may exercise the number of Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Class B common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus supplement. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our Class B common stock or will receive Subscription Rights through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer, or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer, or other nominee act for you. If you hold shares of our Class B common stock directly under your name in stock certificate(s) or in book-entry or uncertificated form, but would prefer to have your custodian bank, broker, dealer, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline prior to the Expiration Time by which you must provide it with your instructions to exercise your Subscription Rights and payment for your shares.

Determinations Regarding the Exercise of Your Subscription Rights

The subscription agent will decide all questions concerning the timeliness, validity, form, and eligibility of the exercise of your Subscription Rights and any such determination made by the subscription agent will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your Subscription Rights because of any defect or irregularity. We will not accept any exercise of Subscription Rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional, or contingent subscriptions or directions. Our interpretations of the terms and conditions of the Rights Offering will be final and binding. Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of Subscription Rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of Subscription Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form.

We will also not accept the exercise of your Subscription Rights if our sale of Class B common stock to you could be deemed unlawful under applicable law. A subscription will be considered accepted, subject to our right to cancel the Rights Offering, only when a properly completed and duly executed Subscription Rights certificate and any other required documents and payment of the full Subscription Price have been received by the subscription agent and any defects or irregularities therein waived by us.

No Revocation or Change

Once you submit the form of Subscription Rights certificate to exercise any Subscription Rights, you may not revoke, cancel or change your exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional shares of Class B common stock at the Subscription Price.

Non-Listing of the Subscription Rights

The Subscription Rights will not be transferable or listed for trading on any stock exchange or market. Therefore, there will be no market for the Subscription Rights. However, the shares of our Class B common stock issued upon the exercise of the Subscription Rights will remain listed on Nasdaq under the symbol “RMBL.”

Issuance of Common Stock

All shares of our Class B common stock that you purchase in the Rights Offering will be issued in book- entry or uncertificated form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares of Class B common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the shares of Class B common stock you purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares of Class B common stock you may have elected to purchase by exercise of your Subscription Rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a holder of the shares of our Class B common stock issuable in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our Class B common stock purchased in the Rights Offering. You will have no right to revoke your subscriptions after you deliver your completed Subscription Rights certificate, subscription payment, as provided herein, and any other required documents to the subscription agent.

Non-U.S. Stockholders and Stockholders with Army Post Office or Fleet Post Office Addresses

The subscription agent will not mail Subscription Rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your Subscription Rights, you must notify the subscription agent in writing no later than five business days prior to the Expiration Time. The Company will determine whether the Rights Offering may be made to any such Record Date Eligible Stockholder. If you do not follow these procedures by such time, your Subscription Rights will expire and will have no value.

No Recommendation

An investment in the Company’s Class B common stock must be made according to your evaluation of your own best interests and after considering all of the information or incorporated by reference herein, especially the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. Neither we nor our Board nor the Special Committee are making any recommendation regarding whether you should exercise your Subscription Rights.

Shares Outstanding After the Rights Offering

Assuming that all shares of Class B common stock offered in the Rights Offering Transactions will be sold at the Subscription Price to the stockholders as of the Record Date, we will issue 2,392,344 shares of Class B common stock. In that case, assuming no additional shares of Class B common stock are issued by us prior to closing of the Rights Offering, we will have 37,713,298 million shares of Class B common stock outstanding after the Rights Offering. This would represent an increase of approximately 6.77% in the number of outstanding shares of Class B common stock.

The issuance of shares of our Class B common stock in the Rights Offering will dilute, and thereby reduce, your proportionate ownership in our shares of Class B common stock, unless you fully exercise your Subscription Rights. In addition, the issuance of our Class B common stock at a Subscription Price that is less than the market price as of the Record Date will likely reduce the price per share of our Class B common stock held by you prior to the Rights Offering.

Fees and Expenses

Neither we, nor the subscription agent, will charge a brokerage commission or a fee to Eligible Stockholders for exercising their rights. However, if you exercise your Subscription Rights through a custodian bank, broker, dealer, or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer, or nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your Subscription Rights or requests for additional copies of this prospectus supplement or the accompanying prospectus or any document mentioned herein, you should contact the information agent at the address and telephone number set forth above under “— Delivery of Subscription Materials and Payment.”

No “Going Private” Transaction

The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the Rights Offering, as described in this prospectus supplement, the Company’s Class B common stock will continue to be registered pursuant to Section 12(b) of the Exchange Act. The Company intends for its Class B common stock to remain listed on Nasdaq following completion of the Rights Offering.

Other Matters

The Company is not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor is the Company distributing or accepting any offers to purchase any of our securities from Eligible Stockholders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Subscription Rights. The Company may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, the Company also has the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your Subscription Rights in order to comply with state securities laws. The Company may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights you will not be eligible to participate in the Rights Offering.

THE SUPPORT AND STANDBY PURCHASE AGREEMENT

On November 26, 2024, the Company entered into the Support and Standby Purchase Agreement with the Investors. The Support and Standby Purchase Agreement provides that, among other things:

●	The Company agreed to conduct the Rights Offering on the following terms: (a) the aggregate Subscription Price of all shares of Class B common stock to be offered in the Rights Offering was to be approximately $10.0 million and (b) the Subscription Price was to be priced at the lower of (i) 20% discount to the 30-day VWAP per share of the Company’s Class B Common Stock immediately prior to the date of the Rights Offering Term Sheet and (ii) 20% discount to the 10-day VWAP per share of the Company’s Class B Common Stock immediately prior to the date of execution of the Support and Standby Purchase Agreement;

●	Each of the Support Purchasers agreed that they will exercise all of his respective Subscription Rights in full prior to the Expiration Time; and

●	The Standby Purchaser agreed that, within two business days after the closing of the Rights Offering, it would purchase from the Company in the Backstop Private Placement any shares of Class B common stock included in the Rights Offering that were not subscribed for and purchased by Eligible Stockholders at the same per share Subscription Price payable by Eligible Stockholders who elected to exercise their Subscription Rights in the Rights Offering. The Investors are not entitled to receive a fee for the commitment made by them under the Support and Standby Purchase Agreement. They are, however, entitled to receive reimbursement of reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, execution, and delivery of the Support and Standby Purchase Agreement and the transactions contemplated thereby, including reasonable and documented fees and disbursements of counsel to each Investor.

The Support and Standby Purchase Agreement contains customary representations from the Company, on the one hand, and the Investors, on the other hand. It also contains customary covenants on the part of the parties, including, but not limited to, covenants relating to the Rights Offering being completed in accordance with the terms and conditions of the Support and Standby Purchase Agreement and this prospectus supplement and the accompanying prospectus, the listing of the Class B common stock sold to the Standby Purchaser on Nasdaq, public announcements, and indemnification. Under the Support and Standby Purchase Agreement, the Standby Purchaser acknowledged that any shares of Class B common stock sold to them have not been registered under the Securities Act and may not be sold absent registration or an available exemption. Pursuant to the Support and Standby Purchase Agreement, the Company will execute a registration rights agreement that provides shelf registration rights to the Standby Purchaser and the Support Purchasers.

The obligations of the parties to the Support and Standby Purchase Agreement to consummate the transactions contemplated by the Support and Standby Purchase Agreement are subject to certain customary conditions including the following conditions:

●	the completion of the Rights Offering (or, solely with respect to the Support Purchasers, commencement, and, not abandonment or termination of the Rights Offering);

●	the absence of any judgment, injunction, decree, regulatory proceeding, or other legal restraint prohibiting or rendering illegal the consummation of the Backstop Private Placement or the transactions contemplated by the Support and Standby Purchase Agreement;

●	no suspension in trading of the Class B common stock having occurred on Nasdaq;

●	with respect to the Standby Purchaser, the Company providing an executed registration rights agreement to the Standby Purchaser;

●	the accuracy of the representations and warranties of the other party made in the Support and Standby Purchase Agreement (subject to certain customary exceptions); and

●	material compliance by the other party with its covenants under the Support and Standby Purchase Agreement.

The Support and Standby Purchase Agreement also contains customary termination rights for the Company and the Investors. In particular, the Support and Standby Purchase Agreement may be terminated by mutual written consent of parties. In addition, any party to the Support and Standby Purchase Agreement may terminate the agreement if the Rights Offering has not been consummated by December 31, 2024. The Support and Standby Purchase Agreement will also terminate if the Company terminates the Rights Offering which the Company is permitted to do, subject to certain consent rights held by the Investors, which consent is not to be unreasonably delayed, conditioned or withheld.

This information regarding the Support and Standby Purchase Agreement has been included to provide investors and Eligible Stockholders with information regarding its terms. It is not intended to provide any other factual information about us, the Investors, or their respective subsidiaries and affiliates. Moreover, certain representations and warranties in the Support and Standby Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between us, on the one hand, and its counterparty, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Support and Standby Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about us, the Investors, or their subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Support and Standby Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The foregoing summary of the material terms of the Support and Standby Purchase Agreement is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Support and Standby Purchase Agreement, a copy of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 26, 2024 and is incorporated herein by reference. We urge you to carefully read the entire document.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our articles of incorporation, as amended, our amended and restated bylaws, as amended, and applicable provisions of Nevada corporate law. You should read our articles of incorporation, as amended, and amended and restated bylaws, as amended, copies of which have been filed with the SEC and are incorporated by reference herein.

Overview

Our articles of incorporation authorize the issuance of

●	(i) 100,050,000 shares of common stock, par value $0.001 per share, of which (1) 50,000 shares are designated as Class A common stock and (2) 100,000,000 shares of common stock are designated as Class B common stock; and

●	(ii) 10,000,000 shares of preferred stock, par value $0.001 per share.

As of November 21, 2024, we had approximately (i) two stockholders of record of 50,000 issued and outstanding shares of Class A common stock, (ii) 55 stockholders of record of 35,320,954 issued and outstanding shares of Class B Common Stock, and (iii) no shares of preferred stock outstanding.

Our Class B common stock is registered pursuant to Section 12(b) of the Exchange Act and traded on the Nasdaq Capital Market under the symbol “RMBL.”

Common Stock

Annual Meeting

Annual meetings of our stockholders are held on the date designated by the Board. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of one-third (33%) of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, except as otherwise provided by statute or the articles of incorporation. Special meetings of the stockholders may be called for any purpose by the chairman and shall be called by the chairman or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting. Except as may be otherwise provided by applicable law, our articles of incorporation or our bylaws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Issuance of Common Stock

Shares of our Class A common stock and Class B common stock may be issued from time to time as our Board may determine and on such terms and for such consideration as may be fixed by the Board.

Voting Rights

The Class A common stock is identical as to voting rights in all respects to the Class B common stock, except that holders of the Class A common stock are entitled to ten votes per share of Class A common stock issued and outstanding.

Dividends

Holders of shares of Class A common stock and Class B common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board, in its discretion, from funds legally available to be distributed.

Liquidation, Dissolution, and Winding Up

In the event of a liquidation, dissolution or winding up of our company, the holders of shares of Class A common stock and Class B common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any.

Other Rights

Holders of the Class A common stock and Class B common stock have no right to:

●	have their stock redeemed;

●	purchase additional shares of Class A common stock or Class B common stock; or

●	convert their shares of Class A common stock or Class B common stock into any other security. There are no sinking fund provisions applicable to the Class A common stock or Class B common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Broadridge, Inc.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our Board without stockholder approval, unless such action is required by applicable law or the Nasdaq rules. Our Board is authorized to fix the designations, number of shares, powers, preferences, and rights and the qualifications, limitations, or restrictions of the shares of each series of preferred stock. Our Board may determine voting rights, conversion rights into common stock, dividend rights, and preferences with respect to dissolutions and liquidations of each series of preferred stock. The rights, preferences, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series, which such certificate of designation will further amend our articles of incorporation.

The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of our Class A common stock and Class B common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our Class A common stock and Class B common stock until our Board determines the specific powers, preferences and rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

●	restricting dividends on the Class A common stock and Class B common stock;

●	diluting the voting power of the Class A common stock and Class B common stock;

●	impairing the liquidation rights of the Class A common stock and Class B common stock; or

●	delaying or preventing changes in control or management of our company.

Certain Provisions of our Articles of Incorporation and Bylaws and Nevada Law

Board of Directors

Our bylaws provide that each member of our Board will be elected annually for a one-year term. Our bylaws also provide that directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Amendment of Bylaws

Our bylaws may be altered or repealed, and new bylaws may be adopted, by the Board by a majority vote of the whole Board.

Nevada Laws

Nevada corporate law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20.0% to 33.3%;

●	33.3% to 50.0%; and

●	more than 50.0%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares (as defined in Section 78.3784 of the Nevada Revised Statutes (“NRS”)). The stockholders or Board of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our Class A common stock and Class B common stock from the control share acquisition act.

Exclusive Forum

Our articles of incorporation and bylaws do not contain an exclusive forum provision.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Subscription Rights acquired by Eligible Stockholders in the Rights Offering and the ownership and disposition of shares of our Class B common stock received upon exercise of the Subscription Rights.

This summary deals only with Subscription Rights acquired by Eligible Stockholders through the Rights Offering and shares of our Class B common stock acquired upon exercise of Subscription Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare tax on net investment income. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local, or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping, or gift taxation).

This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation:

●	insurance companies;

●	real estate investments trusts or regulated investment companies;

●	tax-exempt organizations;

●	government organizations;

●	financial institutions;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	pension plans;

●	persons that acquired our Subscription Rights, shares of our common stock in connection with employment, or other performance of services or through the Support and Standby Purchase Agreement;

●	persons subject to special tax accounting rules under Section 451(b)of the Code;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	owners that hold our Subscription Rights, shares of common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment;

●	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, and

●	certain U.S. expatriates and former citizens or residents of the United States.

The discussion below is based upon the provisions of the Code, the United States Treasury Regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked, or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service, or the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt or exercise (or expiration) of Subscription Rights or the acquisition, ownership, and disposition of shares of our Class B common stock that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock or Subscription Rights, or shares of our Class B common stock acquired upon exercise of Subscription Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person.

A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the beneficial owner, the U.S. federal income tax treatment of a partner or owner in such partnership generally will depend upon the status of the partner or owner and the activities of the partnership. Holders that are partnerships (and partners or owners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT AND EXERCISE (OR EXPIRATION) OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR CLASS B COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

We believe and intend to take the position that a U.S. Holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to the holder’s existing shares of common stock for U.S. federal income tax purposes. However, the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the backstop commitments by the Standby Purchaser. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock or warrants is not included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including a deemed distribution, that has the effect of the receipt of cash (including interest paid on convertible notes) or other property by some stockholders (including holders of warrants and convertible notes) and an increase in the proportionate interest of other stockholders (including holders of warrants and convertible notes) in a corporation’s assets or earnings and profits. Where there is more than one class of stock outstanding, each class of stock is to be considered separately in determining whether a shareholder has increased his proportionate interest in the assets or earnings and profits of a corporation. The individual shareholders of a class of stock will be deemed to have an increased interest if the class of stock as a whole has an increased interest in the corporation. The Treasury Regulations under Section 305 generally treat distributions of cash or non-stock property within 36 months of another distribution as a series of distributions. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our common stock or our options or warrants to acquire common stock, although we have made, and expect to continue to make following the Rights Offering, cash interest payments on our convertible notes. The convertible notes and the warrants contain certain anti-dilution provisions, and accordingly, we do not believe the receipt of the Subscription Rights by holders of our common stock should be treated as a disproportionate distribution. Therefore, the receipt of a Subscription Rights by a U.S. Holder of our common stock should be a non-taxable event.

Our position regarding the tax-free treatment of the Subscription Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights as of the time of receipt would be taxable to the Eligible Stockholders to which the Subscription Right is distributed as a dividend to the extent of such holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2024.

The following discussion assumes that the distribution of the Subscription Rights is a non-taxable distribution to the Eligible Stockholders for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. Holder receives is less than 15% of the fair market value of the holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date the holder receives the Subscription Rights, the Subscription Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless the holder elects to allocate the holder’s basis in the holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) between the holder’s existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If a U.S. Holder chooses to allocate basis between the holder’s existing common shares and the Subscription Rights, the holder must make this election on a statement included with the holder’s timely filed tax return (including extensions) for the taxable year in which the holder receives the Subscription Rights. Such an election is irrevocable.

If the fair market value of the Subscription Rights a holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date the holder receive the Subscription Rights, then the holder must allocate the holder’s basis in the holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) between those shares and the Subscription Rights the holder receives in proportion to their fair market values determined on the date the holder receives the Subscription Rights.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights. In determining the fair market value of the Subscription Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights

Generally, a U.S. Holder will not recognize gain or loss upon the exercise of Subscription Rights in the Rights Offering. The tax basis in the Class B common stock acquired upon exercise of Subscription Rights will equal the sum of the Subscription Price and the U.S. Holder’s adjusted tax basis, if any, in the Subscription Rights as determined above under “Tax Basis in the Subscription Rights.” The holding period of shares of Class B common stock acquired upon exercise of Subscription Rights in the Rights Offering will begin on the date of exercise.

If you exercise Subscription Rights received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Rights are received, then certain aspects of the tax treatment of the exercise of the Subscription Rights are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Subscription Rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Class B common stock acquired upon exercise of the Subscription Rights. If a U.S. Holder exercises Subscription Rights received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Rights are received, the U.S. Holder should consult with the holder’s own tax advisor regarding the tax treatment of the exercise of the Subscription Rights.

Expiration of Subscription Rights

If a U.S. Holder allows Subscription Rights received in the Rights Offering to expire without being exercised, the U.S. Holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. Holder should re-allocate any portion of the tax basis in the holder’s existing common stock previously allocated to the Subscription Rights that have expired to the existing common stock with respect to which such Subscription Rights were received. If a U.S. Holder allows Subscription Rights to expire after disposing of shares of our common stock with respect to which the Subscription Rights are received, the U.S. Holder should consult with the holder’s own tax advisor regarding the tax treatment of the expiration of the Subscription Rights.

Taxation of Common Stock

Distributions

Distributions with respect to shares of our Class B common stock acquired upon exercise of Subscription Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Dividend income received by certain non-corporate U.S. holders with respect to shares of our Class B common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, under current law, provided that the U.S. Holder meets applicable holding period and other requirements. Dividend income on our shares of Class B common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.

To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in such shares of our Class B common stock and thereafter as capital gain.

Although there can be no assurance, it is anticipated that we will not have any current or accumulated earnings or profits in the near future.

Sale, Exchange, Redemption, or Other Taxable Disposition of Common Stock

If a U.S. Holder sells or otherwise disposes of shares of Class B common stock acquired upon exercise of Subscription Rights in a taxable transaction, the U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the shares. The amount realized is generally the amount of cash received plus the fair market value of any other property received for such shares. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares is more than one year at the time of disposition. Under current law, long-term capital gain of a non- corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and/or backup withholding with respect to dividend payments and the gross proceeds from the disposition of shares of our Class B common stock acquired through the exercise of Subscription Rights. Backup withholding may apply under certain circumstances if the U.S. Holder (1) fails to furnish the holder’s social security or other taxpayer identification number, or TIN, (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly, or (4) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that the holder is not subject to backup withholding and that the U.S. Holder is a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the holder to a refund with respect to) the holder’s U.S. federal income tax liability, provided that the required tax returns information are timely furnished by such holder to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate their exempt status. U.S. Holders are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of the Subscription Rights

Receipt, Exercise, and Expiration of the Subscription Rights

The discussion below assumes that the receipt of Subscription Rights will be treated as a non-taxable distribution as discussed above. In such case, Non-U.S. Holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise, or expiration of the Subscription Rights. It is possible that the receipt of the Subscription Rights could be a taxable event and taxable as a distribution on our common stock. See “Tax Consequences to U.S. Holders — Taxation of Subscription Rights — Receipt of Subscription Rights” above and “— Taxation of Distributions on Common Stock” below for more information.

Taxation of Distributions on Common Stock

Any distributions of cash or property made with respect to our Class B common stock to a Non-U.S. Holder generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate under a tax treaty, if applicable, a Non-U.S. Holder will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying the holder’s entitlement to benefits under a treaty. In addition, a Non-U.S. Holder will not be subject to withholding tax if the Non-U.S. Holder provides an IRS Form W-8ECI certifying that the distributions are effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States); instead, the Non-U.S. Holder generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income. Non-U.S. Holders may be required to periodically update their IRS Forms W-8. Any distribution will also be subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Sale or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our Class B common stock unless:

●	the gain is effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is an individual, is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case the Non-U.S. Holder will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by the holder’s U.S.-source capital losses, if any, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

●	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. holder’s holding period, if shorter) unless our Class B common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding Class B common stock, directly or indirectly, actually or constructively, during the shorter of the five year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Class B common stock.

Gain that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests, and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. In addition, no assurance can be provided that our Class B common stock will be regularly traded on an established securities market. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and the exception for 5% or less stockholders.

Information Reporting and Backup Withholding

Distributions on our Class B common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If a Non-U.S. Holder complies with certification procedures to establish that the holder is not a U.S. person, backup withholding generally should not apply to distributions on our Class B common stock and information reporting and backup withholding generally should not apply to the proceeds from a sale or other disposition of shares of our Class B common stock. Generally, a Non-U.S. Holder will be deemed to have complied with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), as applicable, or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on our Class B common stock and gross proceeds from the sale or other disposition of our Class B common stock if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally applies to payments of dividends on our Class B common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Class B common stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds currently is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Class B common stock, holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be able to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Class B common stock and the entities through which they hold our Class B common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT AND EXERCISE (OR EXPIRATION) OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR CLASS B COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

PLAN OF DISTRIBUTION

Beginning on or about November 26, 2024, Subscription Rights, Subscription Rights certificates, and copies of this prospectus supplement and the accompanying prospectus will be distributed to Eligible Stockholders. If you wish to exercise your Subscription Rights in this Rights Offering, you should timely comply with the procedures described in “The Rights Offering” in this prospectus supplement.

We have not employed any brokers, dealers, or underwriters in connection with the solicitation of exercise of Subscription Rights, and, except as described herein, no other commissions, fees, or discounts will be paid in connection with this Rights Offering. While certain of our directors, officers, and other employees may solicit responses from you, those directors, officers, and other employees will not receive any commissions or compensation for their services other than their normal compensation.

We are not paying any commitment fee to the Investors. The Investors are, however, entitled to receive reimbursement of reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, execution, and delivery of the Support and Standby Purchase Agreement and the transactions contemplated thereby, including reasonable and documented fees and disbursements of counsel to the Investors. Except for the Support and Standby Purchase Agreement or as otherwise disclosed in this prospectus supplement, we have not agreed to enter into any standby or other arrangements to purchase or sell any Subscription Rights or any underlying shares of our Class B common stock.

We have agreed to pay the customary fees and expenses of the subscription agent and information agent in relation to the Rights Offering. We have agreed to pay the customary fees and expenses of Houlihan Lokey, which was retained to provide capital markets advisory services to the Special Committee in connection with the Rights Offering. We estimate that our total expenses in connection with the Rights Offering will be approximately $1.0 million.

We have not entered into any agreements regarding stabilization activities with respect to our securities. If you have any questions, you should contact the information agent by phone, e-mail or mail as follows:

Broadridge, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
Toll Free: (888) 789-8409
E-mail: shareholder@broadridge.com 45

LEGAL MATTERS

The validity of the shares of our Class B common stock being offered hereby is being passed upon for us by Snell & Wilmer L.L.P.

EXPERTS

The consolidated financial statements of RumbleOn, Inc. as of and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of RumbleOn, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents and information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rumbleon.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated or completed.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024;

●	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2024;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 filed with the SEC on May 10, 2024; June 30, 2024 filed with the SEC on August 8, 2024; and September 30, 2024 filed with the SEC on November 12, 2024, including Amendment No. 1 to the Quarterly Report for the fiscal quarter ended September 30, 2024 on Form 10-Q/A filed with the SEC on November 18, 2024;

●	Current Reports on Form 8-K filed with the SEC on January 4, 2024, April 10, 2024, April 19, 2024, April 22, 2024, June 4, 2024, June 5, 2024, November 12, 2024 and November 15, 2024 (other than the portions of those documents deemed to be furnished and not filed);

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 18, 2017, as updated by the description of registrant’s securities contained in Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on May 29, 2020.

A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these documents (other than exhibits unless specifically incorporated by reference into this prospectus supplement and the accompanying base prospectus), which will be provided to you at no cost, by writing or telephoning us using the following contact information:

RumbleOn, Inc.
Attn: General Counsel
901 W. Walnut Hill Lane, Suite 110A
Irving, Texas 75038
Telephone: (214) 771-9952

PROSPECTUS

RumbleOn, Inc.

$250,000,000

Class B Common Stock
Preferred Stock
Debt Securities

Warrants
Units

Rights

We may offer and sell up to $250,000,000 from time to time, in one or more offerings and in one or more series, our Class B common stock, preferred stock, debt securities, warrants, units or rights. Our debt securities may consist of debentures, notes, or other types of debt. The securities we offer may be convertible into or exercisable or exchangeable for other securities.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. Such prospectus supplement will contain more specific information about the offering and the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. Any offer of securities will be in amounts, at prices and on terms to be determined by market conditions at the time of the applicable offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our principal executive offices are located at 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038, and our telephone number at that address is (214) 771-9952.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus or in any applicable prospectus supplement before investing in our securities.

Our Class B common stock is listed on The Nasdaq Capital Market (“Nasdaq”) of the Nasdaq Stock Market LLC under the symbol “RMBL.” On August 26, 2024, the last reported sale price of our Class B common stock on Nasdaq was $4.89 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 10, 2024

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, in one or more offerings and in one or more series, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. Each prospectus supplement will contain more specific information about the terms of that offering and the securities being offered. Each prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you should not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, any related free writing prospectus, or any other offering materials is accurate as of any date other than the date on the front of such document, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement or any related free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those respective dates.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that is considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any accompanying prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Documents Incorporated by Reference into This Prospectus.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

In this prospectus, “RumbleOn,” “we,” “us,” “our,” and the “Company” refer to RumbleOn, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

Risk Factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider all of the information described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our subsequent Current Reports on Form 8-K, particularly under the heading “Risk Factors.” If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Forward-Looking Statements

Some statements contained in this prospectus (or statements otherwise made by us or on our behalf from time to time in other filings with the SEC incorporated herein by reference) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These statements, which in some cases you can identify by terms such as “anticipates,” “believes,” “contemplates,” “continues,” “could,” “ensures,” “estimates,” “expects,” “intends,” “likely,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “shall,” “should,” “strategy,” “targets,” “will,” “would,” and similar expressions, are intended to identify forward-looking statements, relate to future events, or to our future operating or financial performance, and involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our future strategy, operations, cash flows, financial position, and economic performance including, in particular, future sales, competition, and the effect of economic conditions.

Although we believe that the forward-looking statements contained or incorporated by reference in this prospectus are based upon reasonable assumptions, these statements express opinions about future outcomes and non-historical information and are subject to a number of risks and uncertainties, many of which are beyond our control. In addition, in many cases they assume or are contingent on future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results, and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance.

There are a variety of factors that could cause actual results to differ from the forward-looking statements in this prospectus and the information incorporated by reference herein, including the following factors:

●	the material weaknesses in our internal control over financial reporting that we have identified in recent years, and our ability to remediate such weaknesses and to ensure that they do not affect our ability to accurately report our financial results or prevent fraud;

●	the sensitivity of the powersports industry and our business to changes in general economic conditions and their effects on demand for our products and services;

●	highly competitive conditions in the powersports industry, and competitive pressures arising from existing and new companies;

●	our ability to acquire vehicles that satisfy consumer demand;

●	our ability to grow our business organically and through strategic acquisitions;

●	any diversion of management’s attention in connection with acquisitions and other corporate transactions;

●	difficulties in integrating acquired businesses;

●	our significant indebtedness and the covenants in our debt agreements, which reduce our flexibility to respond to changing business and economic conditions;

●	the fact that the interest rates payable under our debt agreements have increased in the past and may continue to increase, which could increase our interest expense;

●	our ability to obtain additional financing or to refinance our outstanding indebtedness on satisfactory terms, if at all;

●	any inability to retain or attract qualified personnel;

●	any inability to develop, maintain, or market our brands;

●	any inability to drive traffic to our website;

●	any inability to grow our product offerings;

●	any failure of third parties to provide financing, extended protection products, or other products or services to our customers;

●	changes to the supply or prices of new or pre-owned vehicles;

●	climate change legislation or regulations restricting emission of greenhouse gases;

●	any failure to adequately protect personal information;

●	any failure to adequately protect our intellectual property, including our proprietary cash offer technology;

●	any failure to obtain or maintain adequate insurance coverage;

●	adverse conditions affecting one or more of the powersports manufacturers with which we hold franchises;

●	any change or deterioration in the relationship with the manufacturers of powersports vehicles we sell;

●	any reduction or discontinuation of sales incentive, warranty, or other promotional programs by manufacturers;

●	seasonality and weather trends; and

●	other factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.”

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

The Company

We operate primarily through two operating segments: our powersports dealership group and our transportation services entity, Wholesale Express, LLC (“Express”).

Powersports Dealership Group. Our powersports dealership group is the largest powersports retail group in the United States (as measured by reported revenue, major unit sales and dealership locations), offering a wide selection of new and pre-owned motorcycles, all-terrain vehicles (“ATV”), utility terrain or side-by-side vehicles (“SXS”), personal watercraft (“PWC”), snowmobiles, and other powersports products. We also offer parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. Additionally, we offer a full suite of repair and maintenance services. As of August 26, 2024, we operated 56 retail locations with powersports franchises (motorcycles, ATVs, SXSs, PWCs, snowmobiles, and other powersports products) in Alabama, Arizona, California, Florida, Georgia, Kansas, Massachusetts, Nevada, North Carolina, Ohio, Oklahoma, South Dakota, Texas, and Washington.

We source high quality pre-owned inventory online via our proprietary Cash Offer technology, which allows us to purchase pre-owned units directly from consumers.

We seek to provide customers with a seamless experience, broad selection, and access to our specialized and experienced team members, including sales staff and technicians. Our network of convenient retail locations allows us to offer services throughout the vehicle life cycle. As a result of our growth to date, RumbleOn enjoys a leading position in the highly fragmented powersports market.

Transportation Services. Express provides asset-light transportation brokerage services facilitating automobile transportation primarily between and among dealers. We provide services focused on pre-owned vehicles to clients in all 50 states through our established network of pre-qualified carriers.

General. We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. We have grown primarily through acquisitions, the largest to date being our 2021 acquisition of the RideNow business followed by our 2022 acquisition of the Freedom entities. We are headquartered in the Dallas Metroplex and completed our initial public offering in 2017. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038 and our telephone number is (214) 771-9952.

Our Class B common stock trades on Nasdaq under the symbol “RMBL.”

Additional Information. Our Internet website is www.rumbleon.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments thereto, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. Information on our Investor Relations page and on our website is not part of this prospectus or any of our other securities filings unless specifically incorporated herein by reference.

Use of Proceeds

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

●	Working capital;

●	Capital expenditures;

●	Acquisitions; and

●	The repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term liquid investments or apply them to the reduction of short-term indebtedness.

Description of Capital Stock

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our articles of incorporation, as amended (which we refer to as our “articles of incorporation”), our amended and restated bylaws, as amended (which we refer to as our “bylaws”), and applicable provisions of Nevada corporate law. You should read our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference herein.

Overview

Our articles of incorporation authorize the issuance of

●	100,050,000 shares of common stock, par value $0.001 per share, of which (1) 50,000 shares are designated as Class A common stock and (2) 100,000,000 shares are designated as Class B common stock; and

●	10,000,000 shares of preferred stock, par value $0.001 per share.

As of August 26, 2024, we had approximately (i) two stockholders of record of 50,000 issued and outstanding shares of Class A common stock, (ii) 49 stockholders of record of 35,284,921 issued and outstanding shares of Class B Common Stock, and (iii) no shares of preferred stock outstanding.

Our Class B common stock is registered pursuant to Section 12(b) of the Exchange Act and traded on Nasdaq under the symbol “RMBL.”

Common Stock

Annual Meeting

Annual meetings of our stockholders are held on the date designated by the board of directors. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of one-third (33%) of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, except as otherwise provided by statute or the articles of incorporation. Special meetings of the stockholders may be called for any purpose by the chairman and shall be called by the chairman or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting. Except as may be otherwise provided by applicable law, our articles of incorporation or our bylaws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Issuance of Common Stock

Shares of our Class A common stock and Class B common stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors.

Voting Rights

The Class A common stock is identical as to voting rights in all respects to the Class B common stock, except that holders of the Class A common stock are entitled to ten votes per share of Class A common stock issued and outstanding.

Dividends

Holders of shares of Class A common stock and Class B common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our board of directors, in its discretion, from funds legally available to be distributed.

Liquidation, Dissolution, and Winding Up

In the event of a liquidation, dissolution or winding up of our company, the holders of shares of Class A common stock and Class B common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any.

Other Rights

Holders of the Class A common stock and Class B common stock have no right to:

●	have their stock redeemed;

●	purchase additional shares of Class A common stock or Class B common stock; or

●	convert their shares of Class A common stock or Class B common stock into any other security.

There are no sinking fund provisions applicable to the Class A common stock or Class B common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Broadridge, Inc.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors without stockholder approval, unless such action is required by applicable law or the Nasdaq rules. Our board of directors is authorized to fix the designations, number of shares, powers, preferences, and rights and the qualifications, limitations, or restrictions of the shares of each series of preferred stock. Our board of directors may determine voting rights, conversion rights into common stock, dividend rights, and preferences with respect to dissolutions and liquidations of each series of preferred stock. The rights, preferences, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series, which such certificate of designation will further amend our articles of incorporation.

The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of our Class A common stock and Class B common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our Class A common stock and Class B common stock until our board of directors determines the specific powers, preferences and rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

●	restricting dividends on the Class A common stock and Class B common stock;

●	diluting the voting power of the Class A common stock and Class B common stock;

●	impairing the liquidation rights of the Class A common stock and Class B common stock; or

●	delaying or preventing changes in control or management of our company.

Certain Provisions of our Articles of Incorporation and Bylaws and Nevada Law

Board of Directors

Our bylaws provide that each member of our board of directors will be elected annually for a one-year term. Our bylaws also provide that directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Amendment of Bylaws

Our bylaws may be altered or repealed, and new bylaws may be adopted, by the board of directors by a majority vote of the whole board of directors.

Nevada Laws

Nevada corporate law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20.0% to 33.3%;

●	33.3% to 50.0%; and

●	more than 50.0%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares (as defined in Section 78.3784 of the Nevada Revised Statutes (“NRS”)). The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our Class A common stock and Class B common stock from the control share acquisition act.

Exclusive Forum

Our articles of incorporation and bylaws do not contain an exclusive forum provision.

Description of Debt Securities

This section summarizes the general terms of the debt securities that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. Senior and subordinated debt securities offered pursuant to this prospectus may be issued under an indenture (the “Indenture”), to be entered into between us and a trustee to be determined at that time (the “Trustee”), forms of which are filed herewith as Exhibits 4.4 and 4.5. Such Indenture, and any supplemental Indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, or the TIA. Each of the Indentures will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read any Indentures for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Indenture, see “Where You Can Find More Information.” In this discussion, the terms “RumbleOn,” “we,” “us” and “our” refer only to RumbleOn, Inc. and not to any of its subsidiaries.

We may issue debt securities in one or more series, with the same or different terms and up to an aggregate principal amount as we may authorize from time to time, as described in a prospectus supplement. As used in this prospectus, “debt securities” means our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we may issue and which the Trustee authenticates and delivers under the applicable Indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of RumbleOn and will rank equally with all of our other unsecured indebtedness. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Indentures and any form of certificates evidencing the debt securities.

General

In the discussion that follows, we summarize certain provisions of the Indentures and describe the general terms that will apply to any debt securities that may be offered by us pursuant to this prospectus. This discussion is not complete and is qualified by reference to all the provisions of the Indentures, including definitions of terms used in the Indentures. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply to such debt securities.

The prospectus supplement relating to any series of debt securities will describe the specific terms of the debt securities offered thereby, including some or all of the following, as applicable:

●	the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

●	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

●	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the Indenture);

●	the identity of the Trustee;

●	whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the Indenture;

●	the date or dates on which the principal of the debt securities of the series is payable, and the right, if any, to extend such date or dates;

●	(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal (including amount payable in excess thereof) or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity, security or basket of securities, or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue and/or the method by which such rate or rates or date or dates shall be determined; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

●	if our legal defeasance or covenant defeasance options under the Indentures are inapplicable to debt securities of such series;

●	whether and under what circumstances we will pay additional amounts on the debt securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

●	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

●	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

●	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at our option;

●	our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

●	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration of the maturity thereof pursuant to the Indenture;

●	any covenants (and related defined terms) set forth in the Indenture that apply to debt securities of the series;

●	any events of default that apply to any debt securities of the series and any right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the Indenture;

●	the provisions relating to any security provided for the debt securities of the series;

●	with respect to any subordinated debt securities, the subordination, if any, of the debt securities of the series pursuant to the Indenture;

●	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

●	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the applicable prospectus supplement.

Payment and Paying Agents

We will pay interest to holders listed in the Trustee’s records at the close of business on the regular record date, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, we will not: (a) consolidate or merge with or into another person or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our or our subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

●	either: (i) we are the surviving entity; or (ii) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

●	the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations under the debt securities and the Indenture pursuant to a supplemental Indenture or other agreements delivered to the Trustee;

●	immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

●	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

Modification of the Indentures

Unless otherwise specified in the applicable prospectus supplement, we and the Trustee may amend or supplement any Indenture or the debt securities of a series without the consent of any holder of debt securities:

●	to cure any ambiguity, defect or inconsistency, provided that no such action shall materially and adversely affect the interests of the holders;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to make any change that does not materially and adversely affect the rights of any holder;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

●	to add covenants for the benefit of the holders, to surrender any of our rights or to add circumstances under which we will pay additional interest on the debt securities;

●	to add any additional events of default;

●	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding;

●	to secure our obligations under the debt securities and the Indenture; or

●	to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee.

Unless otherwise specified in the applicable prospectus supplement, we and the Trustee may, with the consent of the holders of a majority in aggregate principal amount of the debt securities of a series, voting as a single class, amend or supplement the Indenture or the debt securities of a series or the rights of the holders of the debt securities of such series. Unless otherwise indicated for a particular series of debt securities by the applicable prospectus supplement establishing such series, without the consent of the holder of each security affected, no amendment, supplemental Indenture or waiver may be made that, as to any non-consenting holders:

●	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental Indenture or waiver;

●	reduces the rate of interest on any debt security

●	reduces the principal amount of or premium, if any, on the securities or changes the stated maturity of any of the securities;

●	changes the currency of payment of principal of, or premium, if any, or interest on the securities;

●	makes any change in the provisions of the Indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

●	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

●	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

●	makes any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities or the right to institute suit for the enforcement of any such payments; or

●	makes any change in the amendment and waiver provisions of the Indenture requiring the consent of the holder of each security affected thereby.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that events of default regarding the debt securities of any series will be:

●	default for 30 days in the payment when due of interest on debt securities of that series;

●	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

●	failure to perform any of our other covenants in the Indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

●	certain events of bankruptcy or insolvency described in the Indenture with respect to us; and

●	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the Indenture with respect to us) regarding debt securities of any series issued under the Indenture should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount (or, if such securities are discount securities, such portion of the principal amount as specified in the applicable prospectus supplement) of the then outstanding debt securities of such series by notice in writing to us (and also to the Trustee if given by holders) may declare each debt security of that series due and payable immediately without further action. If a bankruptcy or insolvency event occurs with respect to us, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the Trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the Indenture with respect to us) if (1) the rescission would not conflict with any judgment or decree, (2) we have paid or deposited with the Trustee a sum sufficient to pay in the currency in which the debt securities of that series are payable (A) all overdue interest, if any, on all outstanding debt securities of that series, (B) all unpaid principal of and premium, if any, any outstanding debt securities of that series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor, (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such debt securities, and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (3) all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding such debt securities, except for a default in payment of principal of or premium, if any, or interest on such debt securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the holder of each such debt security. The Trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the Trustee indemnity or security satisfactory to it. Prior to taking such actions, the Trustee may refuse to take any action ordered by the holders if such action conflicts with law or the Indenture or would involve the Trustee in personal liability.

If the Trustee collects any money in connection with an event of default regarding the debt securities of any series, the Trustee may use any sums that it holds under the applicable Indenture for its own reasonable compensation, expenses, and disbursements, and advances and those of its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to act. Holders must also offer and give the Trustee security or indemnity satisfactory to it against liabilities incurred by the Trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may at any time elect to have all of our obligations and certain other provisions discharged with respect to the outstanding debt securities, or “Legal Defeasance”, except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of or premium, if any, or interest on, such debt securities when such payments are due from the trust referred to below, certain other of our obligations and certain other rights of the Trustee under the Indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities, or “Covenant Defeasance”. In the event Covenant Defeasance occurs, certain events described under “—Events of default and remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance in respect of any series of debt securities, in addition to the satisfaction of other conditions, we must irrevocably deposit with the Trustee for the benefit of the holders of such debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the Trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the Indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

●	either:

o	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

o	all debt securities of such series that have not been delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the Trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

●	we have paid or caused to be paid all other sums payable by us under the Indenture in respect of the debt securities of such series; and

●	we must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of such subsidiaries.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities or other property. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Reporting

Documents filed by us with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the Indenture. We will also comply with Section 314(a) of the TIA.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of ranking equally with the debt securities of any series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with, and have the same terms as to status or otherwise as, such previously issued debt securities, provided that, if any additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any notes previously issued, such additional notes shall be issued under a separate CUSIP, ISIN and/or any other identifying number, but shall otherwise be treated as a single class with all other notes issued under the Indenture.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form. The Indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities will be denominated in United States dollars.

Book-Entry Procedures and Settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company (“DTC”), or its nominee, or another depositary named by us and identified in a prospectus supplement with respect to that series. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the Indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the Indenture. We and the Trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the Indenture.

Concerning the Trustee

The Trustee undertakes to perform only those duties as are specifically set forth in the applicable Indenture. The Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by an Indenture at the request or direction of any of the applicable holders pursuant to such Indenture unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Governing Law

The debt securities and the Indentures will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.

Description of Warrants

We may issue warrants to purchase Class B common stock, preferred stock, debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

General

The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

●	whether such warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Description of Units

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, and rights. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.

The prospectus supplement relating to any offering of units will describe the particular terms of that series of units, including the following:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	if appropriate, a discussion of material U.S. federal income tax consequences; and

●	any other terms of the units and their constituent securities.

Description of Rights

We may issue rights to our stockholders for the purchase of Class B common stock. Each series of rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. You should read the particular terms of the rights, which will be described in more detail in the applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The prospectus supplement relating to any offering of any series of rights will describe the particular terms of that series of rights, including the following:

●	the date for determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Class B common stock purchasable upon exercise of such rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which such rights may be transferable separately;

●	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

●	if appropriate, a discussion of material U.S. federal income tax consequences; and

●	any other specific terms of the rights.

Plan of Distribution

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Other than the Class B common stock, which is listed on Nasdaq, each series of offered securities will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Legal Matters

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas, and Snell & Wilmer L.L.P., Las Vegas, Nevada. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of RumbleOn, Inc. as of and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance upon the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of RumbleOn, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including RumbleOn, Inc., that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rumbleon.com. Our website is not a part of this prospectus.

Documents Incorporated by Reference into This Prospectus

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC may automatically update and supersede this information.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, including those sections incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024;

●	Our Quarterly Reports on Form 10-Q (i) for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and (ii) for the fiscal quarter ended June 30, 2024, filed with the SEC on August 8, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 4, 2024, March 28, 2024, April 10, 2024, April 19, 2024, April 22, 2024, June 4, 2024, and June 5, 2024 (other than the portions of those documents deemed to be furnished and not filed); and

●	The description of our common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017, as updated by the description of registrant’s securities contained in Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on May 29, 2020, and the Certificate of Amendment filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 4, 2021.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to us at the following mailing address or telephoning us at the following number:

RumbleOn, Inc.
Attn: Investor Relations
901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

(214) 771-9952

Subscription Rights to Purchase Up to 2,392,344 Shares
of Class B Common Stock at $4.18 Per Share

PROSPECTUS SUPPLEMENT

November 26, 2024